UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 ___________

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

 ___________

Filed by the registrant ☒	Filed by a party other than the registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e) (2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

Navient Corporation
(Name of Registrant as Specified in Its Charter) (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NAVIENT

2022 Proxy Statement

Notice of 2022 Annual Meeting of Shareholders and Proxy Statement

June 2, 2022, 8 a.m., Eastern Daylight Time

NAVIENT

Navient provides technology-enabled education finance and business processing solutions that simplify complex programs and help millions of people achieve success.

OUR VISION

We aspire to lead every market we serve, providing solutions that anticipate and solve our customers' unique and complex needs.

OUR MISSION

We enhance the financial success of our customers by delivering innovative solutions and insights with compassion and personalized service.

OUR VALUES

Our values reflect who we are and where we're going. By living them daily, we stay on course toward our goals for ourselves, our customers, our communities, and our shareholders.

We strive to be the best.

By relentlessly pursuing the right solutions, we deliver on our promises to each other and those we serve.

We're stronger together.

We succeed because we're inclusive and authentic, and we know good ideas can come from anywhere and anyone.

We earn the trust of our customers and colleagues.

We hold each other accountable and act with integrity.

We innovate always and everywhere.

We empower each other to think differently, develop ourselves, and grow our company.

123 Justison Street

Wilmington, Delaware 19801

April 21, 2022

Dear Fellow Shareholders:

Please join us for Navient’s 2022 Annual Meeting of Shareholders, which will be held virtually on Thursday, June 2, at 8:00 a.m., Eastern Daylight Time. Read on for instructions on how to participate in the meeting.

As we write this letter, our entire enterprise continues to be focused on meeting the needs of our customers and clients. Over the past year, we again demonstrated the agility of our systems, operations and people and the resilience of our organization.

At its core, Navient simplifies complex programs and helps millions of people achieve success. Our technology-enabled education finance and business processing solutions are customer-focused, data-driven, and deliver exceptional results for our clients in education, health care and government. Every day our team helps people simplify their finances, makes navigating government programs easier, and empowers institutions to fulfill their missions. We’re focused on growing these opportunities and pursuing new ones.

We’re also fully committed to an inclusive and equitable workplace and to creating opportunities in our communities.  One example is our national partnership with Boys & Girls Clubs of America— Navient’s largest-ever such partnership—with a specific emphasis on helping young people in under-resourced communities.

At our Annual Meeting, we will consider the matters described in this proxy statement. The proxy statement contains important information; we encourage you to read it carefully. Your vote is important, and we strongly encourage you to vote your shares using one of the voting methods described in the proxy statement.

We are again making our proxy materials available to you electronically. We hope that this continues to offer you a convenient way to review the materials while allowing us to reduce our environmental footprint and expense.

John (Jack) F. Remondi	Linda A. Mills
President and Chief Executive Officer	Chair of the Board of Directors

NAVIENT

AWARDS AND RECOGNITION

Navient is proud to receive recognition for excellence in corporate governance and business practices.

Champion of Board Diversity
for commitment to women in leadership

THE forum OF EXECUTIVE WOMEN

2018 CPA-Zicklin Index "Trendsetter"
for political transparency

CENTER FOR POLITICAL ACCOUNTABILITY

Corporate Champion
for commitment to women on corporate boards

WOMEN'S FORUM OF NEW YORK

Military Friendly Employer Award
for leading programs for veterans and military spouses

MILITARY FRIENDLY 2022 EMPLOYER

MILITARY FRIENDLY 2022 SPOUSE EMPLOYER

Veteran Jobs Mission
for commitment to veteran hiring

VETERAN JOBS MISSION

Best Place to Work
for a commitment to equality in the workplace

Corporate Equality Index 2022

20 YEARS OF IMPACT

Training Apex Awards
for staff learning and development programs

training APEX AWARDS 2022 WINNER

To learn more about these and other awards as well as other ways we participate in our communities, please visit **about.navient.com/values-and-people**

123 Justison Street

Wilmington, Delaware 19801

April 21, 2022

________________

NOTICE OF 2022 ANNUAL MEETING OF SHAREHOLDERS OF

NAVIENT CORPORATION

________________

To Our Shareholders:

Navient Corporation (“Navient” or the “Company”) will hold its 2022 Annual Meeting of Shareholders (the “Annual Meeting”) as follows:

Date: Time:	Thursday, June 2, 2022 8:00 a.m., Eastern Daylight Time
Access:	Meeting Live via the Internet Please visit www.virtualshareholdermeeting.com/NAVI2022
Items of Business:

(1)    Elect the 10 nominees named in the proxy statement to serve as directors for one-year terms or until their successors have been duly elected and qualified;

(2)    Ratify the appointment of KPMG LLP as Navient’s independent registered public accounting firm for 2022;

(3)    Approve, in a non-binding advisory vote, the compensation paid to Navient’s named executive officers;

(4)    Act on such other business as may properly come before the Annual Meeting or any adjournment or postponement of the meeting.

Record Date:

You may vote if you were a shareholder of record as of the close of business on April 14, 2022.

In the interest of the health and well-being of our shareholders and our employees, we have determined that the 2022 Annual Meeting will be held in a virtual meeting format only, via the Internet, with no physical in-person meeting. If you plan to participate in the virtual meeting, please refer to instructions on page 6 of this proxy statement.

Your participation in the Annual Meeting is important. You can vote by telephone, Internet or, if you request that proxy materials be mailed to you, by completing and signing the proxy card enclosed with those materials and returning it in the envelope provided. If you wish to attend and participate in the virtual meeting, you must provide evidence of your ownership as of April 14, 2022, or a valid proxy showing that you are representing a shareholder who owned shares as of that date.

Thank you for your interest in Navient.

By Order of the Board of Directors,

Mark L. Heleen
Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on June 2, 2022.

This notice and proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2021 (the “2021 Form 10-K”) are available free of charge at and http://materials.proxyvote.com.

You may also obtain these materials at the Securities and Exchange Commission (“SEC”) website at www.sec.gov or by contacting the Office of the Corporate Secretary, 123 Justison Street, Wilmington, Delaware 19801. Navient will provide a copy of our Form 10-K without charge to any shareholder upon written request.

Except to the extent specifically referenced herein, information contained or referenced on our website is not incorporated by reference into and does not form a part of this proxy statement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Our shareholder letter and this proxy statement contain forward-looking statements, within the meaning of the Federal securities laws, about our business and prospects. These forward-looking statements are subject to risks and uncertainties and are based on the beliefs and assumptions of our management based on information currently available. Use of words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “should,” “may,” “could,” “likely” or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Our future results may differ materially from our past results and from those projected in the forward-looking statements due to various uncertainties and risks, including, but not limited to, those described in Item 1A of Part I (Risk Factors) of our 2021 Form 10-K. We disclaim any obligation to update any forward-looking statements contained herein after the date of this proxy statement.

No Incorporation By Reference

This proxy statement includes several website addresses and references to additional materials found on those websites. These websites and materials are not incorporated by reference herein.

Proxy Summary

This summary is intended as an overview of the information found elsewhere in this proxy statement. Because this is only a summary, you should read the entire proxy statement before voting.

Annual Meeting of Shareholders

DATE AND TIME: June 2, 2022 8:00 a.m. local time	LOCATION: Virtual Meeting Only Live via the Internet Please Visit www.virtualshareholdermeeting.com/NAVI2022	RECORD DATE: April 14, 2022

Meeting Agenda Voting Matters

This year, there are three Company-sponsored proposals on the agenda.

Election of a director nominee pursuant to Proposal 1 will require the vote of a majority of the votes cast with respect to that director nominee’s election, meaning that the number of votes cast for such director nominee’s election must exceed the number of votes cast against that nominee’s election (with abstentions and broker non-votes not counted as votes cast either for or against the nominee’s election).

Approval of Proposals 2 and 3 at the Annual Meeting will require an affirmative vote of at least a majority of the votes present, represented and entitled to be voted on the matter, and voting affirmatively or negatively.

	Proposals	Board Voting Recommendations	Page

1.	Election of each director nominee	FOR EACH NOMINEE	12

2.	Ratification of the appointment of KPMG as Navient’s independent registered public accounting firm for 2021	FOR	42

3.	Non-binding advisory shareholder vote to approve the compensation paid to our named executive officers	FOR	49

2022 Proxy Statement	1

Board and Governance Practices

Corporate Governance Highlights

We believe our corporate governance policies reflect best practices. In addition to executive compensation practices that strongly link pay and performance, Navient’s Code of Business Conduct and Board of Directors governance policies help to ensure that we meet high standards of ethical behavior, corporate governance and business conduct. The following chart highlights key Board information and governance practices in place on December 31, 2021.

Governance Oversight	✓	Independent Chair
	✓	Nine Independent Directors (out of ten)
	✓	All Board Committees (other than the Executive Committee) are comprised solely of Independent Directors
	✓	Industry Standard Proxy Access
	✓	Regular executive sessions of Independent Directors
	✓	Majority voting for Directors (uncontested elections)
Board Effectiveness	✓	Strong commitment to Board diversity of perspective, gender, race and ethnicity
	✓	Robust risk oversight framework to assess and oversee risks
	✓	Annual Election for all Board members
	✓	Annual Self-Evaluation of the Board and each Committee
	✓	Active Board and Management Succession Planning
Executive Compensation Oversight	✓	Pay-for-Performance Philosophy Emphasizes “At Risk” Pay and Equity-Based Incentives
	✓	Double-Trigger Change in Control
	✓	Long-Term Incentive Metrics Designed to Promote Growth and Sustainable Profitability
	✓	Enhanced Compensation Recovery/Clawback Policy
	✓	No Excessive Perquisites
	✓	Multi-year Vesting Periods for Equity Awards
	✓	No Tax Gross-Ups Upon Change-in-Control
	✓	Anti-Hedging and Pledging Policy
	✓	No Executive Employment Agreements
	✓	Executive Stock Ownership Guidelines

2022 Proxy Statement	2

Board of Directors Composition

The composition of our Board reflects a breadth and variety of skills, business experiences and backgrounds.

The composition of our Board reflects the great wealth of experience and skills of our directors. The following table highlights each director’s specific skills, knowledge and experiences that he or she brings to the Board. A particular director may possess additional skills, knowledge or experience even though they are not indicated below.

	Arnold	Bramson	Cabral	Klane	Lawson	Mills	Remondi	Thompson	Ungar	Yowan
Skills and Experience
Executive Leadership: Business and strategic management experience from service in a significant leadership position, such as CEO, CFO or other senior leadership position.	X	X	X	X	X	X	X	X	X	X
Industry Experience: Experience in the Company’s businesses, including consumer lending, business process, and loan management				X		X	X	X		X
Operations and Strategic Planning: Experience managing the operations of a business or large organization and driving strategic direction and growth	X	X		X	X	X	X	X		X
Finance/Accounting/Capital Markets: Background or experience in finance, accounting, capital markets or financial reporting	X	X		X			X		X	X
Legal/Regulatory: Experience in navigating legal risks acquired as a practicing attorney; experience in regulatory matters or government relations			X		X			X	X
Risk Management: Experience with reviewing or managing risk in a large organization, including specific types of risk (e.g., financial risk, physical security, cybersecurity)	X	X				X	X			X
Human Capital Management / Compensation: Experience in retaining, managing and developing a large workforce, including in the areas of compensation, training and diversity, equity and inclusion	X	X	X	X	X	X	X	X	X
Environmental, Governance & Social: Experience in corporate governance, environmental and sustainability initiatives and/or corporate social responsibility			X		X			X	X
Technology: Experience in technology or information security, including the use of technology to facilitate business operations		X				X
Race and Ethnicity
African American					X
Asian/Pacific Islander
White/Caucasian	X	X		X		X	X	X	X	X
Hispanic/Latino			X
Native American
Gender
Male	X	X		X	X		X			X
Female			X			X		X	X
Board Tenure
Years	4	0	8	3	1	8	9	8	8	5

Board Diversity	Age of Director Nominees	Tenure of Director Nominees

50%	50 - 60 years - 1	0 - 5 Years - 4
Women and Minority	60 - 70 years - 6	5 - 10 Years - 6
Board Members	> 70 years - 3

For more information about our governance programs and our Board of Directors, see Proposal 1 beginning on Page12.

2022 Proxy Statement	3

Director Nominees

Name	Age(1)	Director Since	Occupation and Experience	Independent	Standing Committee Memberships(2)					Other Public Boards
					EC	AC	CC	NGC	RC
Frederick Arnold	68	2018	Financial Executive	Yes		M			M	1
Edward Bramson	71	2022	Partner, Sherborne Investors Management LP	Yes (3)						0
Anna Escobedo Cabral	62	2014	Partner, Cabral Group, LLC	Yes		M	M			0
Larry A. Klane	61	2019	Co-Founding Principal, Pivot Investment Partners LLC	Yes			M		M	1
Michael A. Lawson	68	2021	President & CEO, Los Angeles Urban League	Yes		M	M			0
Linda A. Mills	72	2014	President, Cadore Group LLC	Yes	C					1
John (Jack) F. Remondi	59	2013	President and Chief Executive Officer, Navient	No	M					1
Jane J. Thompson	70	2014	CEO, Jane J. Thompson Financial Services	Yes	M		C	M		2
Laura S. Unger	61	2014	President, Unger, Inc.	Yes	M			C	M	1
David L Yowan	65	2017	Consumer Financial Services Executive	Yes	M	C			M	0

(1)	Ages are as of April 8, 2022.
(2)	Membership as of April 14, 2022.
(3)

Mr. Bramson is independent with regard to his membership on the Board of Directors. Navient has not determined whether Mr. Bramson is independent with regard to Risk Committee, Nominations and Governance Committee or Compensation and Human Resources Committee participation. Mr. Bramson does not satisfy the independence criteria for Audit Committee participation.

EC	Executive Committee	NGC	Nominations and Governance Committee	C	Chair
AC	Audit Committee	RC	Risk Committee	M	Member
CC	Compensation and Human Resources Committee

Additional information about our director nominees, including summaries of their business and leadership experience, skills and qualifications, can be found in the director biographies that begin on page 13 of this proxy statement.

2022 Proxy Statement	4

General Information

Navient Corporation (“Navient,” the “Company,” “we,” “our” or “us”) is furnishing this proxy statement to solicit proxies on behalf of the Board of Directors (the “Board of Directors” or “Board”) for use at our 2022 Annual Meeting of Shareholders (the “Annual Meeting”). In light of the continuing impact of COVID-19, this year’s Annual Meeting will be a virtual meeting conducted solely via live webcast. You will be able to attend the Annual Meeting, vote your shares electronically, and submit questions during the meeting by visiting a special website established for this purpose: www.virtualshareholdermeeting.com/NAVI2022. You will not be able to attend the Annual Meeting in person. A copy of the Notice of 2022 Annual Meeting of Shareholders accompanies this proxy statement. This proxy statement is being sent or made available, as applicable, to our shareholders beginning on or about April 21, 2022.

2022 Proxy Statement	5

Questions and Answers about the Annual Meeting and Voting

Why is this year’s Annual Meeting being held as a virtual only meeting?

This year’s Annual Meeting will again be held as a virtual only meeting in light of the continuing impact of COVID-19. At this point in time, the Board believes that holding a virtual only meeting is the best practice. It allows us to reach the broadest number of shareholders while maintaining our commitment to health and safety.

Who is entitled to attend and vote at the Annual Meeting?

Only shareholders who owned shares of Navient’s Common Stock, par value $0.01 per share (“Common Stock”), at the close of business on April 14, 2022, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting. Navient’s Common Stock is listed on the Nasdaq Stock Market (“Nasdaq”) under the symbol “NAVI.” On April 14, 2022, 147,890,491 shares of Common Stock were outstanding and eligible to be voted. Each share of Common Stock is entitled to one vote with respect to each matter on which holders of Common Stock are entitled to vote.

How do I attend the Annual Meeting?

This year’s Annual Meeting will once again be a virtual only meeting conducted solely via live webcast.

To participate in the Annual Meeting, visit www.virtualshareholdermeeting.com/NAVI2022 and enter the sixteen-digit control number included on your Notice of Internet Availability of Proxy Materials or your proxy card. The live webcast will begin at 8:00 a.m. EDT on Thursday, June 2, 2022. We encourage you to access the virtual meeting platform at least 15 minutes prior to the start time. If you do not have a sixteen-digit control number, you will still be able to access the webcast as a guest, but will not be able to vote your shares or ask a question during the meeting.

The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and mobile phones) running the most updated version of applicable software and plugins. Participants should ensure they have a strong Wi-Fi connection wherever they intend to participate in the meeting. Further instructions on how to attend and participate in the Annual Meeting, including how to demonstrate proof of stock ownership, will be posted on the virtual meeting website.

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. Technical support will be available on the virtual meeting platform beginning at 7:00 a.m. EDT on the day of the meeting and will remain available until thirty minutes after the meeting has finished.

Why did I receive a “Notice Regarding the Availability of Proxy Materials”?

Navient furnishes proxy materials to its shareholders primarily via the Internet, instead of mailing printed copies of those materials to each shareholder. By doing so, we save money and reduce our environmental impact. On or about April 21, 2022, Navient will mail a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) to certain of the Company’s shareholders. The Notice of Internet Availability contains instructions on how to access Navient’s proxy materials and vote online or vote by telephone. The Notice of Internet Availability also contains a 16-digit control number that you will need to vote your shares. If you previously chose to receive Navient’s proxy materials electronically, you will continue to receive access to these materials via an e-mail that provides electronic links to these documents unless you elect otherwise.

2022 Proxy Statement	6

How do I request paper copies of the proxy materials?

You may request paper copies of the proxy materials for the Annual Meeting by following the instructions included on your Notice of Internet Availability or listed at www.proxyvote.com, by telephoning 1-800-579-1639, or by sending an e-mail to sendmaterial@proxyvote.com.

What is the difference between holding shares as a beneficial owner in street name and as a shareholder of record?

If your shares are held in street name through a broker, bank, trustee or other nominee, you are considered the beneficial owner of those shares. As the beneficial owner, you have the right to direct your broker, bank, trustee or other nominee how to vote your shares. Without your voting instructions, your broker, bank, trustee or other nominee may only vote your shares on proposals considered to be routine matters. The only routine matter being considered at the Annual Meeting is Proposal 2 (relating to the ratification of the independent registered public accounting firm). Proposals 1and 3 are considered non-routine matters. For non-routine matters, your shares will not be voted without your specific voting instructions. We encourage you to vote your shares.

 If your shares are registered directly in your name with Navient’s transfer agent, Computershare, you are considered to be a shareholder of record with respect to those shares. As a shareholder of record, you have the right to grant your voting proxy directly to Navient’s Board of Directors or to a third party, or to vote at the Annual Meeting.

What if I hold my shares in street name and I do not provide my broker, bank, trustee or other nominee with instructions about how to vote my shares?

You may instruct your broker, bank, trustee or other nominee on how to vote your shares using any of the methods described above. If you do not provide them with instructions on how to vote your shares prior to the Annual Meeting, they will have discretionary authority to vote your shares only with respect to routine matters. Only Proposal 2 (relating to the ratification of the independent registered public accounting firm) is considered to be a routine matter, and your broker, bank, trustee or other nominee will not have discretion to vote your shares with respect to Proposals 1or 3. If you do not give your instructions on how to vote your shares on Proposals 1 or 3, your shares will then be referred to as “broker non-votes” and will not be counted in determining whether Proposal 1 or 3 is approved. Please participate in the election of directors and vote on all the proposals by returning your voting instructions to your broker, bank, trustee or other nominee.

How do I vote shares of Common Stock held in my 401(k) Plan?

If you participate in the Navient 401(k) Savings Plan, you may vote the number of shares equivalent to your interest in the plan’s company stock fund, if any, as credited to your account on the record date. You will need to instruct the 401(k) Savings Plan trustee by telephone, internet or by mail on how to vote your shares. Voting instructions must be received no later than 5:00 p.m., Eastern Daylight Time, on May 28, 2022. If you own shares through the Navient 401(k) Savings Plan and do not provide voting instructions with respect to your plan shares, the trustee will vote your plan shares on each proposal in the same proportion as other plan shares are being voted.

2022 Proxy Statement	7

How do I vote?

Navient encourages shareholders to vote in advance of the Annual Meeting, even if you plan to attend the Annual Meeting. You may vote in one of the following ways:

VOTE BY INTERNET BEFORE THE MEETING

Vote your shares at www.proxyvote.com. Votes submitted via the Internet must be received by 11:59 p.m., Eastern Daylight Time, on June 1, 2022. Please have your Notice of Internet Availability or proxy card available when you log on.

If you hold shares directly in your name as a shareholder of record, you may either vote or be represented by another person at the Annual Meeting by executing a legal proxy designating that person as your proxy to vote your shares. If you hold your shares in a street name, you must obtain a legal proxy from your broker, bank, trustee or other nominee and present it to the inspector of elections with your ballot to be able to vote at the Annual Meeting. To request a legal proxy, please follow the instructions at www.proxyvote.com

VOTE BY PHONE

Call the toll-free number (1-800-690-6903). You may call this toll-free telephone number, which is available 24-hours a day, and follow the pre-recorded instructions. Please have your Notice of Internet Availability or proxy card available when you call. If you hold your shares in street name, your broker, bank, trustee or other nominee may provide you additional instructions regarding voting your shares by telephone. Votes submitted telephonically must be received by 11:59 p.m., Eastern Daylight Time, on June 1, 2022.

VOTE BY MAIL

If you hold your shares in a street name through a broker, bank, trustee or other nominee and want to vote by mail, you must request paper copies of the proxy materials. Once you receive your paper copies, you will need to complete, sign and date the voting instruction form and return it in the prepaid return envelope provided. Your voting instruction form must be received no later than the close of business on June 1, 2022.

VOTE BY INTERNET DURING THE MEETING	Go to www.virtualshareholdermeeting.com/NAVI2022 Vote must be submitted by the close of polls during the Annual Meeting.

2022 Proxy Statement	8

How do proxies work?

Navient’s Board of Directors is requesting your proxy. Giving your proxy means that you authorize the persons named as proxies therein to vote your shares at the Annual Meeting in the manner you specify in your proxy (or to exercise their discretion as described herein). If you hold your shares as a record holder and sign and return a proxy card but do not specify how to vote on a proposal, the persons named as proxies will vote your shares in accordance with the Board of Directors’ recommendations. The Board of Directors has recommended that shareholders vote:

•	“FOR” the election of each of the director nominees named in Proposal 1;

•	“FOR” ratification of the appointment of Navient’s independent registered public accounting firm, as set forth in Proposal 2; and

•	“FOR” approval, on a non-binding advisory basis, of the compensation paid to our named executive officers as set forth in this proxy statement as Proposal 3.

Giving your proxy also means that you authorize the persons named as proxies to vote on any other matter properly presented at the Annual Meeting in the manner they determine is appropriate. Navient does not know of any other matters to be presented at the Annual Meeting as of the date of this proxy statement.

Can I change my vote?

Yes. If you hold your shares as a record holder, you may revoke your proxy or change your vote at any time prior to the final tallying of votes by:

•	Delivering a written notice of revocation to Navient’s Corporate Secretary at the Office of the Corporate Secretary, Navient Corporation, 123 Justison Street, Wilmington, Delaware 19801;

•	Submitting another timely vote via the Internet, by telephone or by mailing a new proxy (following the instructions listed under the “How do I vote?” section above); or

•	If you are eligible to vote during the Annual Meeting, you also can revoke your proxy or voting instructions and change your vote during the Annual Meeting by logging into the website at www.virtualshareholdermeeting.com/NAVI2022 and following the voting instructions.

If your shares are held in street name, you need to contact your broker, bank, trustee or nominee for instructions on how to revoke or change your voting instructions. Virtual attendance at the Annual Meeting constitutes presence in person for purposes of quorum at the Annual Meeting.

What constitutes a quorum?

A quorum of shareholders is necessary to transact business at the Annual Meeting. A quorum will exist when the holders of a majority of the shares of Common Stock entitled to vote are deemed present or represented by proxy, including proxies on which abstentions (withholding authority to vote) are indicated. Abstentions and broker non-votes will be counted in determining whether a quorum exists.

2022 Proxy Statement	9

What vote is necessary to approve each matter to be voted on at the Annual Meeting?

The following table provides a summary of the voting criteria for the Board’s voting recommendations for the matters on the agenda for the 2022 Annual Meeting:

	Proposal	Voting Options	Vote Required for Approval	Abstentions	Broker Non-Votes	Broker Discretionary Vote Permitted	Board's Voting Recommendation
1.	Election of Directors	"FOR" or "AGAINST"	Affirmative vote of the holders of a majority of the votes cast.	NOT COUNTED	NOT COUNTED	NO	FOR the election of each of the director nominees

2.	Ratify the appointment of KPMG LLP as Navient’s independent registered public accounting firm for 2021	"FOR" or "AGAINST" or "ABSTAIN" from voting	Affirmative vote of the holders of a majority of shares deemed present or represented by proxy and entitled to vote on the proposal.	COUNTED as votes Against	NOT COUNTED	YES	FOR

3.	Approve, in a non-binding advisory vote, the compensation paid to Navient’s named executive officers	"FOR" or "AGAINST" or "ABSTAIN" from voting	Affirmative vote of the holders of a majority of shares deemed present or represented by proxy and entitled to vote on the proposal.	COUNTED as votes Against	NOT COUNTED	NO	FOR

Who will count the vote?

Votes will be tabulated by an independent inspector of elections.

Who can attend the Annual Meeting?

Only shareholders as of the record date, April 14, 2022, or their duly appointed proxies, may attend. No guests will be allowed to attend the Annual Meeting.

2022 Proxy Statement	10

Overview of Proposals

This proxy statement contains three proposals requiring shareholder action, each of which is discussed in more detail below.

•	Proposal 1 requests the election of the director nominees named in this proxy statement to the Board of Directors.

•	Proposal 2 requests ratification of the appointment of KPMG LLP as Navient’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

•	Proposal 3 requests the approval, in a non-binding advisory vote, of the compensation paid to our named executive officers as set forth in this proxy statement.

2022 Proxy Statement	11

Proposal 1 — Election of Directors

Under the Navient Bylaws (the “Bylaws”), the Board of Directors has the authority to determine the size of the Board of Directors and to fill any vacancies that may arise prior to the next annual shareholder meeting. Although the Board has the authority to change its size at any time, currently the Board has set the size of our Board at 10.

On April 14, 2022, Katherine A. Lehman, having served on the Board of Directors since 2014, informed the Board that she would not be standing for reelection to the Board in 2022. Additionally, on April 14, 2022, Navient Corporation (“Company”) entered into a Nomination and Cooperation Agreement and a Confidentiality Agreement, with Edward J. Bramson, Sherborne Investors Management LP and Newbury Investors LLC (collectively, “Sherborne”), collectively holding beneficial ownership of 29,449,997 shares of Navient’s common stock, whereby the Company agreed, among other things and subject to the Company’s customary director diligence procedures, to nominate Edward J. Bramson to stand for election to the Company’s Board of Directors at the 2022 annual meeting of the Company’s stockholders. A more detailed description of the terms of the Nomination and Cooperation Agreement and the Confidentiality Agreement is included on page 23 of this proxy statement. On April 14, 2022, the Company’s Nominations and Governance Committee recommended and the Board of Directors nominated the following directors for election at the Annual Meeting:

Frederick Arnold

Edward J. Bramson

Anna Escobedo Cabral

Larry A. Klane

Michael A. Lawson

Linda A. Mills

John (Jack) F. Remondi

Jane J. Thompson

Laura S. Unger

David L. Yowan

Biographical information and qualifications and experience for each nominee appear beginning on the next page.

In addition to fulfilling the general criteria for director nominees described in the section titled “Nominations Process,” each nominee possesses experience, skills, attributes and other qualifications that the Board of Directors has determined support its oversight of Navient’s business, operations and structure. These qualifications are discussed beginning on the next page along with biographical information regarding each member of the Board of Directors being nominated, including each individual’s age, principal occupation and business experience during the past five years. Information concerning each director is based in part on information received from him or her and in part from Navient’s records.

All nominees listed above have consented to being named in this proxy statement and to serve if elected. Should any nominee subsequently decline or be unable to accept such nomination to serve as a director, an event that the Board of Directors does not now expect, the Board of Directors may designate a substitute nominee or the persons voting the shares represented by proxies solicited hereby may vote those shares for a reduced number of nominees. If the Board of Directors designates a substitute nominee, persons named as proxies will vote “FOR” that substitute nominee.

Navient’s Bylaws generally provide that the election of a director nominee will be by a majority of the votes cast and voting affirmatively or negatively with respect to the nominee at a meeting for the election of directors at which a quorum is present. Accordingly, a director nominee will be elected to the Board of Directors if the number of shares voted “FOR” the nominee exceeds the number of votes cast “AGAINST” the nominee’s election, without regard to abstentions or broker non-votes. Shares that are not voted affirmatively or negatively in the election of directors, including abstentions and broker non-votes, have no direct effect in the election of directors. Those shares, however, are taken into account in determining whether a sufficient number of shares are present to establish a quorum.

If any director nominee fails to receive a majority of the votes cast “FOR” in an uncontested election, that nominee has agreed to automatically tender his or her resignation upon certification of the election results. If such an event were to occur, Navient’s Nominations and Governance Committee will make a recommendation to the Board of Directors on whether to accept or reject such nominee’s resignation. The Board of Directors will act on the recommendation of the Nominations and Governance Committee and publicly disclose its decision and the rationale behind it within 90 days from the date of certification of the election results.

2022 Proxy Statement	12

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

Name and Age Service as a Director	Position, Principal Occupation, Business Experience and Directorships
Jack Remondi, 59 Director since May 2013

President and Chief Executive Officer

Navient Corporation

Directorships of Other Public Companies:

CubeSmart Real Estate Investment Trust (NYSE: CUBE) — 2009 to present

Former Directorships of Other Public Companies:

SLM Corporation

Other Professional and Leadership Experience:

Chairman, Reading is Fundamental

Trustee, Nellie Mae Education Foundation

Skills, Experience and Qualifications:

Mr. Remondi has been the Company’s President and Chief Executive Officer since April 2014. He was SLM Corporation’s President and Chief Executive Officer from May 2013 to April 2014, President and Chief Operating Officer from January 2011 to May 2013 and its Vice Chairman and Chief Financial Officer from January 2008 to January 2011.

Mr. Remondi has a nearly 30-year history in the student loan and business services industry with Navient and its predecessors, in a variety of leadership roles, including as chief executive officer, chief operating officer and chief financial officer. He has the in-depth knowledge of our industry, customers, investors and competitors, as well as the relationships, to lead our company. Mr. Remondi brings to our Board of Directors a unique historical perspective of Navient, its operations and the evolution of the student loan industry, and he provides valuable insights to our Board in the areas of finance, accounting, portfolio management, business operations and student/consumer lending.

2022 Proxy Statement	13

Name and Age Service as a Director	Position, Principal Occupation, Business Experience and Directorships
Linda Mills, 72 Chair of the Board since June 2019 Director since May 2014

President

Cadore Group LLC

Business Experience:

President, Cadore Group LLC, a management and IT consulting company — 2015 to present

Corporate Vice President, Operations, Northrop Grumman — 2013 to 2015

Corporate Vice President & President, Information Systems and Information Technology Sectors, Northrop Grumman — 2008 to 2012

Directorships of Other Public Companies:

American International Group, Inc. (NYSE: AIG) — 2015 to present Chair of the Compensation and Management Resources Committee

Other Professional and Leadership Experience:

Board Member Emeritus, Smithsonian National Air & Space Museum

Former Member, Board of Visitors, University of Illinois, College of Engineering

Former Senior Advisory Group and Board Member, Northern Virginia Technology

Council

Former Board Member, Wolf Trap Foundation for the Performing Arts

Skills, Experience and Qualifications:

Ms. Mills’ extensive experience in leading businesses and operations for large, complex multinational companies brings a valuable perspective to our Board of Directors in the areas of operations, financial management, strategic re-positioning, risk management, technology, federal, state and local government contracting, and cybersecurity risk. Through insights gained as a director on the board of another large, publicly traded corporation in a highly regulated industry, as well as her service on many nonprofit boards, Ms. Mills brings a unique and wide range of valuable strategic and operational perspectives to our Board.

2022 Proxy Statement	14

Name and Age Service as a Director	Position, Principal Occupation, Business Experience and Directorships
Frederick Arnold, 68 Director since August 2018

Financial Executive

Business Experience:

Chief Financial Officer, Convergex Group, LLC — July 2015 to May 2017

Executive Vice President and Chief Financial Officer, Capmark Financial Group, Inc. — September 2009 to January 2011

Executive Vice President of Finance, Masonite Corporation — February 2006 to September 2007

Executive Vice President, Strategy and Development, Willis North America — 2001 to 2003

Chief Administrative Officer, Willis Group Holdings Ltd. — 2000 to 2001

Chief Financial and Administrative Officer, Willis North America — 2000

Directorships of Other Public Companies:

M3-Brigade Acquisition III Corp. (NYSE: MBSC, MBSCU, MBSCW)

Chair, Audit Committee; Member, Nominating Committee — October 2021 to present

Former Directorships of Other Public Companies:

Valaris plc

Syncora Holdings Ltd.

FS KKR Capital Corp.

Corporate Capital Trust

CIFC Corp.

Other Professional and Leadership Experience:

Current Chairman of the Board, Lehman Brothers Holdings Inc.

Former Director, The We Company

Former Director, Lehman Commercial Paper Inc.

Skills, Experience and Qualifications:

Mr. Arnold spent 20 years as an investment banker primarily at Lehman Brothers and Smith Barney, where he served as managing director and head of European corporate finance. His experience originating and executing mergers and acquisitions and equity financings across a wide variety of industries and geographies, as well as his other board experience, brings a valuable perspective to our Board of Directors. Subsequent to his employment at Lehman Brothers and Smith Barney, Mr. Arnold spent 15 years in various senior financial positions at a number of private equity-owned portfolio companies.

2022 Proxy Statement	15

Name and Age Service as a Director	Position, Principal Occupation, Business Experience and Directorships
Edward Bramson, 71 Director Nominee

Partner

Sherborne Investors Management LP

Business Experience:

Sherborne Investors 1986- Present

Chief Executive Officer, Electra Private Equity plc 2015 - 2019

Executive Chairman, F&C Asset Management plc 2010 - 2013

Chairman and Chief Executive Officer, Nautilus, Inc. 2007 - 2011

Chairman/Executive Chairman, Spirent Communications plc 2006 - 2010

Chairman/Executive Chairman, Elementis plc 2005 - 2007

Executive Chairman, 4imprint Group plc 2003-2005

Chairman, Ampex Corporation, 1992 - 2007

Skills, Experience and Qualifications:

Mr. Bramson has extensive business experience as a Chief Executive Officer, including seven publicly traded companies in the consumer products, electronics and regulated financial services sectors. He co-founded Sherborne Investors in 1986. The firm manages private and public equity turnaround investments and currently holds approximately 19.7% of the outstanding shares of Navient.  Mr. Bramson has worked successfully with people from diverse backgrounds, and brings to our Board valuable experience in creating long-term value for shareholders.

2022 Proxy Statement	16

Name and Age Service as a Director	Position, Principal Occupation, Business Experience and Directorships
Anna Escobedo Cabral, 62 Director since December 2014

Partner

Cabral Group, LLC

Business Experience:

Partner, Cabral Group — 2018 to present

Senior Advisor, Inter-American Development Bank — 2009 to 2018

Treasurer of the United States, U.S. Department of the Treasury — 2004 to 2009

Director, Smithsonian Institution’s Center for Latino Initiatives — 2003 to 2004

CEO, Hispanic Association on Corporate Responsibility — 1999 to 2003

Deputy Staff Director & Chief Clerk, U.S. Senate Committee on the Judiciary — 1993 to 1999

Executive Staff Director, U.S. Senate Republican Conference Task Force on Hispanic Affairs — 1991 to 1999

Other Professional and Leadership Experience:

Member, Diversity Advisory Committee, Comcast NBCU

Vice Chair, Jessie Ball duPont Fund

Chair, BBVA Microfinance Foundation Board

Treasurer, Lideramos

Former Chair, Financial Services Roundtable Retirement Security Council

Former Member, Providence Hospital Foundation Board

Former Member, American Red Cross Board of Directors

Former Member, Sewall Belmont House Board of Directors

Former Member, Martha’s Table Board of Directors

Skills, Experience and Qualifications:

Through her vast experience in public policy, government, public affairs, corporate social responsibility, international development, and financial literacy, as well as her experience as a chief operating officer in the nonprofit sector, Ms. Cabral provides our Board with key insights and judgment regarding regulatory policy and the political and legislative process.

2022 Proxy Statement	17

Name and Age Service as a Director	Position, Principal Occupation, Business Experience and Directorships
Larry A. Klane, 61 Director since May 2019

Co-Founding Principal

Pivot Investment Partners LLC

Business Experience:

Global Financial Institutions Leader, Cerberus Capital Management — 2012 to 2013

Chair, Korea Exchange Bank — 2010 to 2012

CEO, Korea Exchange Bank — 2009 to 2012

President of Global Financial Services, Capital One — 2000 to 2008

Managing Director, Bankers Trust/Deutsche Bank — 1994 to 2000

Directorships of Other Public Companies:

Bottomline Technologies, Inc. (Nasdaq: EPAY) — November 2021 to present

The Real Brokerage, Inc. (Nasdaq: REAX; TSX-V: REAX) — June 2020 to present

Former Directorships of Other Public Companies:

VeriFone Systems, Inc.

Korea Exchange Bank

Aozora Bank Ltd.

Other Professional and Leadership Experience:

Director, Goldman Sachs Bank USA

Former Director, Nexi Group S.p.A.

Former Director, Ethoca Limited

Skills, Experience and Qualifications:

Mr. Klane brings an important strategic and operational perspective to our Board given his extensive background in financial services and payment services, including his service in various leadership positions in the financial services industry.

2022 Proxy Statement	18

Name and Age Service as a Director	Position, Principal Occupation, Business Experience and Directorships
Michael A. Lawson, 68 Director since August 2021

President & CEO

Los Angeles Urban League

Business Experience:

U.S. Ambassador, Council of the International Civil Aviation Organization, a United Nations agency — 2013 to 2017

President, Board of Airport Commissioners — 2008 to 2011

Partner, Skadden, Arps, Slate, Meagher & Flom — 1980 to 2011

Other Professional and Leadership Experience:

Member, Board of Directors, Southern California Public Radio 2020

Member, Board of Directors, The United Way of Greater Los Angeles

Member, Board of Directors, The Pacific Council on International Policy

Former Member, Board of Airport Commissioners, Los Angeles World Airports

Former Member, Board of Trustees of the California State Teachers’ Retirement System

Former Chair, Oversight Board for the Community Redevelopment Agency for the City of Los Angeles

Former Member, Board of Trustees, Morehouse College, Atlanta GA

Former Member, Board of Trustees, Loyola Marymount University, Los Angeles

Former Chair/Member, Constitutional Rights Foundation

Former Vice Chair/Member, Board of Directors, Performing Arts Center of Los Angeles County/The Music Center

Former Member, Board of Directors, Music Center Foundation

Former Member, Western Regional Selection Panel for the White House Fellow Program

Former Member, Board of Directors, The Advancement Project

Skills, Experience and Qualifications:

Mr. Lawson brings experience to our Board and the Compensation and Human Resources Committee as a result of his extensive background in the area of executive compensation and benefits. Mr. Lawson also possesses extensive experience in structured finance and proxy contests.

2022 Proxy Statement	19

Name and Age Service as a Director	Position, Principal Occupation, Business Experience and Directorships
Jane J. Thompson, 70 Director since March 2014

Chief Executive Officer

Jane J. Thompson Financial Services LLC

Business Experience:

Chief Executive Officer, Jane J. Thompson Financial Services LLC, a management consulting firm — 2011 to present

President, Financial Services, Walmart Stores, Inc. — 2002 to 2011

Executive Vice President, Credit, Home Services, Online and Corporate Planning,

Sears, Roebuck and Co. — 1988 to 1999

Consultant/Partner, McKinsey & Company — 1978 to 1988

Directorships of Other Public Companies:

CompoSecure, Inc. (Nasdaq: CMPO) — 2021 to present

Katapult Holdings, Inc. (Nasdaq: KPLT) — 2022 to present

Former Directorships of Other Public Companies:

Mitek Systems, Inc.

OnDeck Capital, Inc.

Blackhawk Network Holdings, Inc.

VeriFone Systems, Inc.

The Fresh Market

ConAgra Brands

Other Professional and Leadership Experience:

Former Chair, Pangea Universal Holdings, Inc.

Former Member, CFPB Consumer Advisory Board

Member, Commercial Club of Chicago

Former Member, Financial Health Network Board

Former Member and Chair, The Chicago Network

Former Member and Board Member, The Economic Club of Chicago

Former Member, Lurie Children’s Hospital of Chicago Board of Trustees

Former Trustee, Bucknell University

Former Member, Corporate Advisory Board, Darden Graduate School of Business, University of Virginia

Former Member, Corporate Advisory Board, Walton Graduate School of Business, University of Arkansas

Skills, Experience and Qualifications:

Ms. Thompson brings a unique depth and breadth of expertise to our Board of Directors in the areas of consumer behavior, financial services, consumer lending, finance and financial services regulation. She has extensive experience in consumer lending, as well as management experience with large, publicly traded businesses. Combined with other leadership roles in business—including service as a director of several public companies and as a member of various audit, compensation, risk management and governance committees—Ms. Thompson brings valuable insights to our Board in a variety of areas.

2022 Proxy Statement	20

Name and Age Service as a Director	Position, Principal Occupation, Business Experience and Directorships
Laura S. Unger, 61 Director since November 2014

President

Unger, Inc.

Business Experience:

President, Unger, Inc., a financial services consulting firm — 2018 to present

Special Advisor, Promontory Financial Group — 2010 to 2014

Independent Consultant to JPMorgan — 2003 to 2009

Commissioner, U.S. Securities and Exchange Commission — 1997 to 2002 (including six months as Acting Chairman)

Counsel, U.S. Senate Committee on Banking, Housing & Urban Affairs — 1990 to 1997

Directorships of Other Public Companies:

Nomura Holdings, Inc. (NYSE: NMR) — 2018 to present

Chair, Board Risk Committee

Former Directorships of Other Public Companies:

CIT Group

CA Technologies

Ambac Financial Group, Inc.

Other Professional and Leadership Experience:

Board Member and Chair, Children’s National Medical Center

Director, Nominations and Governance Committee, Chair, Audit Committee

Nomura Holdings America

Director, Nomura Securities, Inc.

Director, Nomura Global Financial Products

Skills, Experience and Qualifications:

Ms. Unger has significant corporate governance expertise as a member or chair of boards and board committees of public companies and her service at the U.S. Securities and Exchange Commission. Her government, public policy and legal and regulatory experience, together with her extensive leadership experience at government agencies, provides our Board of Directors with perspectives into regulatory policy and the political and legislative process.

2022 Proxy Statement	21

Name and Age Service as a Director	Position, Principal Occupation, Business Experience and Directorships

David L. Yowan, 65 Director since March 2017

Consumer Financial Services Executive

Business Experience:

Executive Vice President and Treasurer, American Express Company — 2006 to 2022

Senior Treasury Management, American Express Company — 1999 to 2006

Senior Vice President, North American Consumer Bank Treasury, Citigroup — 1987 to 1998

Skills, Experience and Qualifications:

Mr. Yowan’s extensive experience in consumer financial services including his long tenure with the world’s largest payment card issuer makes him a valuable addition to Navient’s Board of Directors. His insight and experience in risk management, balance sheet management, asset securitization and strategy make him ideally suited to assist our Board in overseeing financial, operational and credit risk management.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED ABOVE.

2022 Proxy Statement	22

Agreements with the Sherborne Group

On April 14, 2022, Navient Corporation (the “Company”) entered into a Nomination and Cooperation Agreement (the “Agreement”), by and among the Company and Sherborne Investors Management LP, Newbury Investors LLC and Edward J. Bramson (collectively, the “Sherborne Group”). The Agreement includes various terms, conditions and provisions, including the Company’s agreement to, among other things, (i) include Mr. Bramson in the director slate of candidates to stand for election at the 2022 annual meeting of stockholders of the Company (the “2022 Annual Meeting”) recommended by the board of directors of the Company (the “Board”) and (ii) notice the 2022 Annual Meeting to be held before June 30, 2022. Mr. Bramson, while serving as a member of the Board, is required to (i) meet all applicable director independence and other requirements of the Company, of stock exchange listing standards and of the Securities and Exchange Commission and related securities laws and regulations, (ii) be qualified to serve as a director under the Delaware General Corporation Law and (iii) comply with Company policies, guidelines and codes of conduct applicable to non-management directors.

If the Sherborne Group (which currently holds approximately a 19.7% ownership position in the Company) ceases to hold at least 10.0% of the Company’s common stock, Mr. Bramson would offer his resignation from the Board. Such offer of resignation would also be required in certain other circumstances set forth in the Agreement.

Under the Agreement, the Sherborne Group is subject to various restrictions, including, among other things, limitations on proposing or engaging in certain extraordinary transactions and other matters involving the Company, prohibitions on the Sherborne Group acquiring more than 20.0% of the Company’s outstanding shares other than as a result of share repurchases undertaken by the Company, engaging in proxy solicitations and certain other stockholder-related matters and proposals, forming groups with other investors, disposing of its shares to a third party who, to the Sherborne Group’s knowledge, would subsequently own 5.0% or more of the Company’s outstanding shares outside of open market broker sale transactions or transactions approved by the Board, engaging in short sales of Company shares, and limitations on certain statements regarding the Company and on certain interactions with third parties and employees of the Company. The Sherborne Group has agreed to vote its shares as set forth in the Agreement, including with respect to board elections. Certain non-disparagement provisions also apply to the Company and to the Sherborne Group under the Agreement. The provisions of the Agreement described above generally apply until the date that is the later of (i) the earlier of (a) the closing of the 2023 annual meeting of stockholders of the Company and (b) 5:00 p.m. Eastern Time on June 30, 2023.

The foregoing description of the Agreement is qualified in its entirety by reference to the complete agreement included as Exhibit 99.1 within the Company’s Current Report on Form 8-K, filed with the SEC on April, 18, 2022 and incorporated herein by reference.

2022 Proxy Statement	23

Corporate Governance

Role and Responsibilities of the Board of Directors

The Board of Directors believes strong corporate governance is critical to achieving Navient’s performance goals, enhancing shareholder value, and maintaining the trust and confidence of investors, employees, regulatory agencies and other stakeholders.

The primary responsibilities of the Board of Directors are to:

•	Review Navient’s long-term strategies and set long-term performance metrics;

•	Review and approve Navient’s annual business plan and multi-year strategic plan, regularly review performance against such plans and ensure alignment between the Company’s actions and its longer-term strategic objectives;

•	Review risks affecting Navient and its processes for managing those risks, and oversee management performance with regard to various aspects of risk management, compliance and governance;

•	Select, evaluate and compensate the Chief Executive Officer;

•	Plan for succession of the Chief Executive Officer and other members of the executive management team;

•	Review and approve major transactions;

•	Through its Audit Committee, select and oversee Navient’s independent registered public accounting firm;

•	Oversee financial matters, including financial reporting, financial controls and capital allocation;

•	Recommend director candidates for election by shareholders and plan for the succession of directors; and

•	Evaluate the Board’s composition, succession, and effectiveness.

Board Governance Guidelines

The Board of Directors’ Governance Guidelines (the “Guidelines”) are reviewed, at least annually, by the Nominations and Governance Committee. The Guidelines can be found at on our website at https://navient.com/investors/corporate-governance and a written copy may be obtained by contacting the Corporate Secretary at corporatesecretary@navient.com. The Guidelines, along with Navient’s Bylaws, embody the following governance practices, among others:

•	A majority of the members of the Board of Directors must be independent directors and all members of the Audit, Compensation and Human Resources, and Nominations and Governance Committees must be independent.

•	All directors stand for re-election each year and must be elected by a majority of the votes cast in uncontested elections.

•	No individual is eligible for nomination to the Board after the earlier of (i) their 75th birthday or (ii) after having served in the aggregate more than 15 years on the Board.

•	The Board of Directors has separated the roles of Chair of the Board and CEO, and an independent, non-executive director serves as Chair.

2022 Proxy Statement	24

•	Independent members of the Board of Directors and its committees meet in executive session, outside the presence of management or the CEO during each scheduled Board or committee meeting. The Chair of the Board (or the applicable committee chair) presides over these sessions.

•	Navient maintains stock ownership and retention guidelines for directors and executive officers and has a policy prohibiting the hedging or pledging of its stock.

•	The Board of Directors and each committee conduct performance reviews annually through a combination of online questionnaires and individual director interviews.

•	The Board of Directors and its committees may engage their own advisors.

The Nominations and Governance Committee routinely conducts an assessment of director skillsets in light of the Company’s present and future businesses to ensure Board effectiveness. The Chair of the Board and the Chair of the Nominations and Governance Committee also meet with each director on an annual basis to assess Board effectiveness and engage in discussions regarding Board succession planning and director recruiting.

Board Leadership Structure

The Board of Directors has separated the roles of Chair of the Board of Directors and Chief Executive Officer, and the Board continues to believe that this structure properly balances the Board’s management and governance responsibilities. The Board of Directors also believes that its leadership structure has created an environment of open, transparent communication between the Board and management, enabling the Board to maintain an active, informed role in oversight by being able to monitor those matters that may present significant risks to Navient.

While it is the opinion of the Board of Directors that its leadership structure is appropriately balanced between promoting Navient’s strategic development with the Board’s management oversight function, in the future, when the Board contemplates either CEO succession or Board Chair succession, it may choose to change this governance structure.

Board Succession Planning

Our Board Governance Guidelines provide that no individual is eligible for nomination to the Board after the earlier to occur of (i) their 75th birthday or, (ii) after they have served more than 15 years on the Board.1 The Board actively engages in succession planning and director recruiting to ensure that the size of the Board and the skills of the directors continue to align with our business strategy and the environments in which we operate. Each year, the Chair of the Board and the Chair of the Nominations and Governance Committee meet with each director to engage in discussions regarding Board succession planning and director recruiting. In recruiting new directors, the Board seeks to achieve a diversity of gender, age, race, ethnicity, perspectives and experience. The Nominations and Governance Committee, in consultation with the Board, has developed an informal succession plan to address Board vacancies as they arise.

Management Succession Planning

We have succession plans and talent management programs in place for our Chief Executive Officer and for our team of senior executives. Our senior management succession planning process is an organization-wide practice designed to proactively identify, develop and retain the leadership that is critical for future business success. We also look to promote diversity within our management team—in terms of gender, race, ethnicity, perspectives and other factors—as part of the management succession planning process.

_______________________________

1 Our Board Governance Guidelines state: “The Board has determined that non-employee directors will not be nominated for election to the Board after the earlier to occur of (i) their 75th birthday, or (ii) the 15th anniversary of their appointment to the Board. Notwithstanding the preceding sentence, the Board may nominate non-employee directors who have served past their term limit or whose age exceeds the age limit in special circumstances, such as to avoid the simultaneous departure of multiple non-employee directors.”

2022 Proxy Statement	25

The succession plan for our Chief Executive Officer is reviewed regularly by the Compensation and Human Resources Committee and the other independent directors. The plan identifies a “readiness” level for each internal candidate and also incorporates the flexibility to define an external hire as a succession option. Formal succession planning for the rest of our senior leaders is also an ongoing process, which includes identifying a readiness level for each potential internal candidate and strategically planning for external hires for positions where gaps, if any, are identified.

Our emergency CEO succession plan is intended to respond to an immediate and unexpected position vacancy, including resulting from a major catastrophe. The plan allows the Company to continue safe and sound operation and minimizes potential disruption or loss of continuity to business and operations.

Director Independence

For a director to be considered independent, the Board of Directors must determine that the director does not have any direct or indirect material relationship with Navient that would interfere with the director’s exercise of independent judgment or that would render the director incapable of making a decision with only the best interests of the Company in mind. The Board of Directors has adopted the Guidelines, which include the standards for determining director independence. In addition to Delaware law requirements, the Guidelines conform to the independence requirements of Rule 10A-3 of the Securities Exchange Act of 1934 (the “Exchange Act”) and the Nasdaq listing standards. The Guidelines can be found at www.navient.com under “Investors, Corporate Governance” and a written copy may be obtained by contacting the Corporate Secretary at corporatesecretary@navient.com.

At the end of 2021, the Board of Directors was comprised of 10 members, 9 of whom were affirmatively determined to be independent. The independent members of the Board of Directors at the end of 2021 were:  Frederick Arnold; Anna Escobedo Cabral; Larry A. Klane; Michael A. Lawson; Katherine A. Lehman2; Linda A. Mills; Jane J. Thompson; Laura S. Unger; and David L. Yowan. During 2021, and again in 2022, the Board of Directors determined that each of these individuals met the Nasdaq listing standards and Navient’s own director independence standards. In addition during 2021 and again in 2022, the Board of Directors considered transactions and relationships between each director and any member of his or her immediate family on one hand, and Navient, on the other, to confirm that there were no transactions or relationships that would impair such director’s independence. Mr. Remondi was determined not to be independent among Navient’s current Board of Directors.

Each member of the Board of Directors’ Audit, Compensation and Human Resources, and Nominations and Governance Committees, with the exception of Mr. Bramson, is independent within the meaning of the Nasdaq listing standards, Rule 10A-3 of the Exchange Act and Navient’s own director independence standards. The Company has made no independence determination with regard to Mr. Bramson’s role on the Board, but has determined that he does not satisfy the audit committee independence criteria of Rule 10A-3 of the Exchange Act.

Board of Directors Meetings and Attendance at Annual Meeting

The full Board of Directors met 14 times in 2021. Each of our incumbent directors attended at least 92.8% of the total number of Board and committee meetings during his or her tenure on the Board and applicable committees, with the average attendance across all our incumbent directors being 98.5% in 2021. All directors attended the Company’s 2021 annual meeting of shareholders, other than Michael A. Lawson, who joined the Board in August 2021.

_______________________________

2 In April 2022, Ms. Lehman informed the Board that she would not be standing for reelection to the Board for 2022. Ms. Lehman will remain on the Board until June 1, 2022.

2022 Proxy Statement	26

Committee Membership

The Board of Directors has established the following standing committees to assist in its oversight responsibilities: an Audit Committee, a Compensation and Human Resources Committee, a Nominations and Governance Committee, a Risk Committee, and an Executive Committee. Each standing committee is governed by a Board-approved written charter, which is evaluated annually, and which sets forth the respective committee’s functions and responsibilities. Membership of each of the committees is also changed as part of a regular rotation. Investors may find the current membership of the Board’s standing committees at https://www.navient.com/investors/corporate-governance/.

In 2021, as part of the Board’s regular governance practice, an 18-month work-plan was created for each of the charters of the Audit, Compensation and Human Resources, Nominations and Governance, and Risk Committees so that the responsibilities of each committee would be addressed at appropriate times throughout the year. These work-plans will be reviewed and revised as a matter of course in 2022. Agendas for committee meetings are developed based on each committee’s work-plan together with other current matters the Board chair, the committee chair or management believes should be addressed at the meeting. The chair of each committee provides regular reports to the Board of Directors regarding the subject of the committee’s meetings and any committee actions.

The following table sets forth the membership and number of meetings held for each committee of the Board of Directors during 2021. This table reflects the membership of each committee as of December 31, 2021. It is the practice of the Board to hold its regular committee meetings in conjunction with the regular meetings of the Board. Given the Audit Committee’s responsibilities relating to our financial statements and financial reporting, it is expected that the Audit Committee will meet more often than the other committees.

	Audit Committee	Compensation and Human Resources Committee	Executive Committee	Risk Committee	Nominations and Governance Committee
Frederick Arnold	X			X
Anna Escobedo Cabral (1)	X	X
Larry A. Klane		X		X
Michael A. Lawson	X	X
Katherine A. Lehman (2)			X	CHAIR	X
Linda A. Mills			CHAIR
John F. Remondi			X
Jane J. Thompson		CHAIR	X		X
Laura S. Unger (3)			X	X	CHAIR
David L. Yowan	CHAIR		X	X
Number of Meetings in 2021	9	8	9	4	4

Chair = Committee Chair

X = Committee Member

(1)	Ms. Cabral served on the Nominations and Governance Committee until August 2, 2021, when she became a member of the Compensation and Human Resources Committee.

(2)	Ms. Lehman served on the Compensation and Human Resources Committee until August 2, 2021, when she became a member of the Nominations and Governance Committee. Ms. Lehman is not standing for re-election to the Board in 2022.

(3)	Ms. Unger served on the Audit Committee until August 12, 2021, when she became a member of the Risk Committee.

Audit Committee

The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Exchange Act. During 2021, the Audit Committee, as set forth in its charter, assisted the Board of Directors in fulfilling its responsibilities by providing oversight relating to: (1) the integrity of Navient’s financial statements; (2) the Company’s system of internal controls; (3) the qualifications, performance and independence of Navient’s independent registered accounting firm; (4) the performance of the Company’s internal audit function; (5) risks related to Navient’s compliance, legal and regulatory matters; and (6) the review of related party transactions. In addition, the Audit Committee reviews the Company’s procedures for the receipt, retention and handling of confidential, anonymous complaints pertaining to accounting, internal accounting controls and auditing matters, including procedures for the periodic review of violations or waivers of compliance with the Company’s Code of Business Conduct, and prepares the report of the Audit Committee for Navient’s annual proxy statement, as required by the SEC. The Board of Directors has determined that two members of the Audit Committee, Mr. Yowan, the Committee Chair, and Mr. Arnold, qualify as audit committee financial experts, as that term is defined under the rules promulgated by the SEC. During 2021, no member of the Audit Committee served on the audit committee of more than three public companies.

2022 Proxy Statement	27

Compensation and Human Resources Committee

Pursuant to the provisions of its charter, which can be found on our website in full, the primary responsibilities of the Compensation and Human Resources Committee (also referred to herein as the “Compensation Committee”) during 2021 were to: (1) approve or recommend, as appropriate, compensation, benefits and employment arrangements for Navient’s Chief Executive Officer and certain other executive officers who report to the CEO (collectively “Executive Management”), and the independent members of the Board of Directors; (2) review and approve compensation plans, incentive plans and benefit plans applicable to Executive Management; (3) review, approve and administer all equity-based plans of the Company; (4) supervise the administration of employee benefit plans of Navient as required by law or the plan terms or as otherwise appropriate; (5) receive periodic reports regarding the Company’s compensation programs as they relate to all employees; (6) review Navient’s management development and recommend to the Board of Directors succession plans applicable to Executive Management; (7) review and consider current and developing compensation and human resources  related topics as appropriate, including performance management, leadership development, turnover and retention, diversity, and employee engagement; (8) review Navient’s strategy for promoting diversity, equity and inclusion in the workplace; and (9) prepare the report of the Compensation Committee for inclusion in this proxy statement, as required. The Compensation Committee also reviews the report of management on the potential risks arising from Navient’s compensation policies and practices to determine whether such policies and practices are reasonably likely to have a material adverse effect on the Company.

The Compensation Committee considers executive officer and director compensation on an annual basis. In January or February of each year, after consultation with the independent chair and other independent directors, as well as its independent consultant, if one has been retained, the Compensation Committee approves the compensation of the Chief Executive Officer and Executive Management. At that time, the Compensation Committee also makes a recommendation to the Board of Directors regarding director compensation. The Compensation Committee reviews executive compensation as described in the “Compensation Discussion and Analysis” section of this proxy statement. In addition, throughout the year, the Compensation Committee considers executive compensation consistent with its responsibilities, as warranted by any personnel changes.

Risk Committee

During 2021, the Risk Committee assisted the Board of Directors, as required by its charter, by providing oversight with respect to: (1) the Company’s Enterprise Risk Management policy, standards and program; (2) material corporate finance matters, including investments, mergers and acquisitions, capital management, financing and funding strategy; (3) technology operations and business continuity; (4) marketing and product development; (5) asset quality and other components of the Company’s lending programs; and (6) the Company’s information security program and cybersecurity. The Risk Committee also reviewed the financial risk profile of Navient, including capital market access, credit, interest rate, currency and programmatic/contractual risks and reviewed with management steps to manage those risks.

Nominations and Governance Committee

In accordance with its charter, the Nominations and Governance Committee assists the Board of Directors in establishing appropriate standards for the governance of Navient, the operations of the Board of Directors generally and the qualifications of directors. It recommends to the Board of Directors the director nominees for the annual meeting of shareholders; oversees the orientation of new directors and the ongoing education of the Board; recommends director assignments to the Board’s standing committees; oversees the Company’s reputational and political risks, including environment, social and governance (“ESG”) risks; supervises the Board’s self-evaluation and succession process; and reviews and recommends changes to the Board’s Governance Guidelines. Additionally, the Nominations and Governance Committee routinely benchmarks the Company’s governance practices against industry best practices and makes appropriate changes when necessary.

2022 Proxy Statement	28

Each of the Committees’ charters is available at www.navient.com under “Investors, Corporate Governance.” Shareholders may obtain a written copy of a committee charter by contacting the Corporate Secretary at corporatesecretary@navient.com or Navient Corporation, 123 Justison Street, Wilmington, Delaware 19801.

Executive Committee

Since its creation, membership of the Executive Committee has included the committee chairs, the Chief Executive Officer and the Board chair. Under its charter, the Executive Committee has authority to act on behalf of the Board of Directors when the full Board of Directors is not available, and oversees the allocation of risk oversight responsibilities among Board committees. In conjunction with the Audit Committee, it also reviews with management the Company’s quarterly earnings and press releases.

Compensation Consultant and Independence

During 2021, the Compensation Committee retained Pearl Meyer as its independent compensation consultant (the “Compensation Consultant”).

The Compensation Consultant reported directly to the Compensation Committee, and the Compensation Committee retained authority to replace the Compensation Consultant or hire additional consultants at any time. A representative from the Compensation Consultant participated in meetings of the Compensation Committee and met with the committee without the presence of management, as requested, and directly communicated with the Chair of the Compensation Committee between meetings. However, the Compensation Committee made all decisions regarding the compensation paid to Navient’s named executive officers.

The Compensation Consultant provided various executive compensation services to the Compensation Committee pursuant to a written consulting agreement with the Compensation Committee. Generally, these services included advising the Compensation Committee on the principal aspects of Navient’s executive and director compensation programs, assisting in the selection of the compensation peer group, providing market information and analysis regarding the competitiveness of our compensation, reviewing Navient’s executive compensation disclosures, and informing the Committee about emerging compensation-related regulatory and industry issues.

During 2021, and again in 2022, the Compensation Committee considered the independence of the Compensation Consultant under SEC rules and Nasdaq listing standards. The Compensation Committee received a written statement of independence from the Compensation Consultant, which addressed the following factors: (1) other services provided to  the Committee by the Compensation Consultant; (2) fees paid by the Company as a percentage of the Compensation Consultant’s total revenues; (3) policies or procedures maintained by the Compensation Consultant designed to prevent a conflict of interest; (4) any business or personal relationships between the individual consultants involved in the engagement and any member of the Compensation Committee; (5) any Navient Common Stock owned by the individual consultants involved in the engagement; and (6) any business or personal relationships between our executive officers and the Compensation Consultant or the individual consultants involved in the engagement. The Compensation Committee reviewed these considerations and concluded that the work of the Compensation Consultant did not raise any conflicts of interest. For more information on the Compensation Committee and the Compensation Consultant, please see the “Compensation Discussion and Analysis” section in this proxy statement.

Compensation Committee Interlocks and Insider Participation

Ms. Thompson, Ms. Cabral, Mr. Klane, Mr. Lawson, and Ms. Lehman were members of the Compensation Committee during fiscal year 2021.3 All members of the Compensation Committee were independent directors, and no member was an employee or former employee of Navient or its affiliates. During fiscal year 2021, none of Navient’s executive officers served on a compensation committee (or its equivalent) or board of directors of another entity whose executive officer served on the Compensation Committee.

_______________________________

3 Ms. Cabral and Mr. Lawson joined the Committee on August 2, 2021. Ms. Lehman served on the Compensation and Human Resources Committee until August 2, 2021, when she became a member of the Nominations and Governance Committee.

2022 Proxy Statement	29

The Board of Directors’ Role in Risk Oversight

Our Board of Directors has the ultimate responsibility for risk oversight under Navient’s Enterprise Risk Management (“ERM”) philosophy and framework. In carrying out this critical responsibility, the Board has designated the Risk Committee as having primary responsibility to assist the Board in the development, maintenance and governance of the company’s ERM policy, standards and program. Other standing committees of the Board are charged with overseeing specific enterprise risks, as described below. The Board and its standing committees are responsible for ensuring we adhere to established risk tolerances and parameters that form a cornerstone of our ERM framework.

The Board has delegated day-to-day responsibility for risk oversight to our Chief Executive Officer and senior management team, who in turn have established the following management committees to implement this directive:  Enterprise Risk and Compliance Committee, Credit and Loan Loss Committee, Asset and Liability Committee, and Incentive Compensation Plan Committee. These internal management committees, described in more detail below, provide regular reports to the Board and its standing committees—either directly or through one or more senior executives. The overall risk governance structure is illustrated below:

The Nominations and Governance Committee regularly reviews the composition and membership of each standing committee of the Board and makes recommendations to the Board. Outside of the SEC and Nasdaq requirements for eligibility to serve on certain committees, such as the Audit Committee and the Compensation and Human Resources Committee, the Nominations and Governance Committee actively considers each committee’s responsibilities, as outlined in its charter, as well as individual director skillsets when deciding which directors will serve on specific standing committees.

Risk Appetite Framework

Navient employs a Risk Appetite Framework to identify the most significant risks that could impact our business and provides the process for evaluating and quantifying those risks. The Risk Appetite Framework defines the type and degree of risk Navient is able and willing to assume, given its business objectives, contractual and other legal requirements, and obligations to stakeholders. As noted below, our Risk Appetite Framework segments enterprise risk into nine enterprise risk domains.

2022 Proxy Statement	30

Enterprise Risk Domains

Our Risk Appetite Framework segments Navient’s enterprise risks across nine enterprise risk domains: (1) Credit; (2) Market; (3) Funding and Liquidity; (4) Compliance; (5) Legal; (6) Operational; (7) Reputational and Political; (8) Governance; and (9) Strategy. These risk domains are disclosed in our Form 10-K and proxy statements filed with the SEC. As noted above, our Board of Directors has the ultimate responsibility for risk oversight for Navient’s ERM framework.

The Board has assigned oversight responsibility for each risk domain to one or more of its standing committees. These risk oversight responsibilities are spelled out in each standing committee’s charter. Investors can find the charter of each committee on our website at https://www.navient.com/investors/corporate-governance/.

Each of the enterprise risk domains is described below, along with the standing committee(s) responsible for risk oversight.

Enterprise Risk Domain	Board Committee	Risk Description
Credit	Risk Committee	Risk resulting from an obligor's failure to meet the terms of any contract with the Company or otherwise fail to perform as agreed.
Market	Risk Committee	Risk resulting from changes in market conditions, such as interest rates, spreads, commodity prices or volatilities.
Funding and Liquidity	Risk Committee	Risk arising from the Company's inability to meet its obligations when they come due without incurring unacceptable losses.
Compliance	Audit Committee	Risk arising from violations of, or non-conformance with, laws, rules, regulations, prescribed practices, internal policies, and procedures, or ethical standards.
Legal	Audit Committee

Risk manifested by claims made through the legal system, including litigation brought against the Company. Legal risk may arise from a product, a transaction, a business relationship, property (real, personal, or intellectual), employee conduct, or a change in law or regulation.

Operational	Risk Committee Compensation and Human Resources l Committee	Risk resulting from inadequate or failed internal processes, personnel and systems, inadequate product design and testing, or from external events, including cybersecurity risk.
Reputational and Political	Nominations and Governance Committee	Risk from stakeholder perceptions on legal matters, environmental, social and governance matters, our internal code of conduct or other employee misconduct.
Governance	Nominations and Governance Committee	Risk of not establishing and maintaining a control environment that aligns with stakeholder and regulatory expectations, including tone at the top and board performance.
Strategic	Executive Committee	Risk from adverse business decisions or improper implementation of business strategies.

Cybersecurity Risk Oversight

The Board of Directors, through the Risk Committee, plays an important role in overseeing the Company’s cybersecurity risk management. The Risk Committee receives regular briefings from the Company’s Chief Information Security Officer relating to the most recent developments in cybersecurity prevention, detection, response and recovery as well as updates on breaches and exploitations, both successful and unsuccessful, at other companies.  In 2021, the entire Board received these briefings.

Additional Risk Oversight Information

Additional information about how we actively manage risk for our stakeholders, including our customers, clients, employees, and shareholders, can be found on the Governance Documents & Reports section of our website at https://www.navient.com/investors/corporate-governance/ in a report titled “Meeting Our Commitment: A Report on How Navient Manages Risk.”

2022 Proxy Statement	31

Risk Assessment of Compensation Policies

Navient maintains an internal Incentive Compensation Plan Committee (the “ICP Committee”) that conducts an annual risk review and assessment of the various incentive compensation plans covering our employees—including plans that cover our named executive officers—to ensure that our employees are not incentivized to take inappropriate risks which could impact our financial position and controls, reputation and operations. Our Chief Risk and Compliance Officer, Chief Legal Officer, Chief Audit Officer and Chief Human Resources Officer serve on the ICP Committee, along with other senior business leaders. The ICP Committee presented its annual findings to the Compensation Committee and the Audit Committee in early 2022, and the Compensation Committee determined that the Company’s incentive compensation programs do not encourage or create unnecessary risk-taking, and that the risks arising from the programs are not reasonably likely to have a material adverse effect on the Company. The ICP Committee will continue to monitor our incentive compensation plans, as well as the plan governance structure put in place to mitigate risks associated with the plans, to ensure that our incentive compensation practices properly incentivize our employees and reflect industry best practices.

Nominations Process

As described earlier in this proxy statement, the Board actively engages in succession planning and director recruiting to ensure that the size of the Board and the skills of the directors continue to align with our business strategy and the environment in which we operate. The Nominations and Governance Committee considers director candidates recommended by shareholders and also receives suggestions for candidates from Board members or third parties. The Nominations and Governance Committee has, from time to time, engaged and may continue, in the future, to engage third-party search firms to assist in identifying director candidates.

Candidates are evaluated based on the needs of the Board of Directors and Navient at that time, given the then-current mix of Board members, their individual skills and experiences relative to the Company’s business strategy, and the Nominations and Governance Committee’s desire to bring additional skills or experiences to the Board. While Navient does not have a formal Board diversity policy, the Board of Directors actively seeks representation that reflects gender, race, ethnic, age and geographic diversity, as well as a diversity of perspectives and experience. The Nominations and Governance Committee, through its charter, is charged with reviewing the composition, skills and diversity of the Board of Directors, and as part of the process, the Nominations and Governance Committee incorporates into the Board of Directors’ annual evaluation process, the opportunity for each Board member to provide input regarding the current and desired composition of the Board of Directors and desired attributes of Board members. The minimum qualifications and attributes that the Nominations and Governance Committee believes a director nominee must possess include:

•	Knowledge of Navient’s business;

•	Proven record of accomplishment;

•	Integrity and sound judgment;

•	Ability to challenge and stimulate management; and

•	Independence.

In addition, the Nominations and Governance Committee believes the Board of Directors collectively should encompass a mix of skills and expertise in the following areas:

•	Finance, including capital allocation;

•	Accounting/audit;

•	Corporate governance;

2022 Proxy Statement	32

•	Executive leadership;

•	Information security and cybersecurity;

•	Financial services, including financial technology and innovation;

•	Capital markets;

•	Business operations and operating efficiency;

•	Mergers and acquisitions;

•	Higher education;

•	Consumer credit;

•	Business processing solutions and outsourcing;

•	Consumer marketing and product development, including customer experience;

•	Government/Regulatory; and

•	Legal.

In April 2022, following a rigorous diligence process, the Nominations and Governance Committee recommended to the Board that Mr. Edward J. Bramson be nominated to serve on the Board. Mr. Bramson is a Partner in Sherborne Investors Management LP, a beneficial holder of 19.7% of the Company’s outstanding shares. Mr. Bramson brings an extensive background to the Board having served as the Chief Executive Officer and Executive Chairman of numerous public and private companies. Mr. Bramson and the Company have entered into a Nomination and Cooperation Agreement dated April 14, 2022. For additional information regarding Mr. Bramson’s nomination to the Board, please refer to page 23 of this proxy statement.

The Nominations and Governance Committee considers and evaluates candidates recommended by shareholders in the same manner that it considers and evaluates all other director candidates. To recommend a candidate, shareholders should send, in writing, the candidate’s name, credentials, contact information, and his or her consent to be considered as a candidate to the Chair of the Nominations and Governance Committee at corporatesecretary@navient.com or c/o Corporate Secretary, Navient Corporation, 123 Justison Street, Wilmington, Delaware 19801. The shareholder should also include his or her contact information and a statement of his or her share ownership. A shareholder wishing to nominate a candidate must comply with the notice and other requirements described under “Shareholder Proposals for the 2023 Annual Meeting” in this proxy statement.

Proxy Access

The Company will include in its proxy statement and on its form of proxy card, the name of a director nominee submitted by an “Eligible Holder” who provides the information and satisfies the other provisions of the Company’s bylaws. To qualify as an “Eligible Holder,” a shareholder or a group of no more than 20 shareholders must have continuously owned at least three percent (3%) of the outstanding shares of the Company’s Common Stock entitled to vote in the election of directors for a period of at least three years and thereafter continue to own the shares through the Company’s annual meeting. There are no proxy access board nominees for the 2022 Annual Meeting. A complete version of the Company’s Second Amended and Restated Bylaws can be found on the Corporate Governance page of our website at the following location: https://www.navient.com/investors/corporate-governance/.

Director Orientation and Continuing

The Nominations and Governance Committee oversees the orientation of new directors and the ongoing education of the Board. As part of Navient’s director orientation program, new directors participate in one-on-one introductory meetings with Navient business and functional leaders and are given presentations by members of senior management on Navient’s businesses, operations, strategic plans, financial statements, policies and practices. In addition, directors receive education on governance and director fiduciary duties and expectations. Directors may enroll in director continuing education programs on corporate governance and critical issues associated with a director’s service on a public company board. Navient makes an annual stipend available to each director towards the expenses of these programs. Our senior management meets regularly with the Board and meets annually to review with the Board the operating plan of the Company and each of our strategic business groups. The Board also regularly participates in full Board educational programs and visits to Navient operation centers.

2022 Proxy Statement	33

Our Commitment to Environment, Social and Governance (“ESG”) Matters

We recognize the importance of Environmental, Social and Governance consideration to our investors. We have a long-standing commitment to the communities where we live and work, the environment, our employees, our customers and other stakeholders. Highlights of our commitment and approach to ESG matters are described below. Additional information appears on the About Us section of our website at https://about.navient.com and in our Corporate Social Responsibility Report found on our website.

Environment

Navient recognizes the importance of responsible environmental management and conservation of resources. In our facilities, we incorporate energy-efficient building support systems and corporate-sponsored recycling programs. Navient also is proactive in reducing travel-related emissions by providing video teleconferencing in its facilities, conference and training spaces. We make it easy for our millions of clients and customers to “go paperless” with us, reducing the natural resources needed to print and mail hardcopy communications. Finally, as our employees begin returning to the office, we are taking into consideration the utilization of remote and hybrid work environments and are adapting our real estate footprint in an effort to optimize building management systems.

Our Employees, Our Customers and Our Communities

We are committed to creating a workplace where employees are welcomed and respected for who they are as individuals. We believe that our employees and workplace thrive when we are authentically inclusive. We grow and innovate the best when we embrace a rich diversity that reflects the customers and communities we serve.

Through our inclusion, diversity and equity strategy, our employees lead and participate in initiatives such as our Inclusion, Diversity & Equity Council and inclusion, diversity and equity education and awareness campaigns. Our voluntary, staff-led employee resource groups enable individuals to join together in the workplace based on their common interests, shared life experiences, backgrounds, and demographic factors such as gender, race and ethnicity. To attract a diverse population of potential employees, Navient markets all open positions through over 100 diversity job boards, extensive national, state, and community-based alliances, and job banks in all 50 states and U.S. territories. Further, our Compensation Committee reviews the report of management on our inclusion, diversity and equity efforts as well as the resulting actions and progress made on such efforts at a minimum of once each year and considers such efforts in approving the final compensation of our executive officers as further described in the “Compensation Discussion and Analysis” section of this proxy statement.

We provide education finance solutions to help people pursue higher education and successfully manage their finances. We have aided millions of households on their path toward success. As a student loan servicer, we support people to successfully manage their student loan payments and build good credit. We also help student loan borrowers understand their repayment options so they can make informed choices that align with their financial circumstances and goals.

•	We helped more than 4.6 million student loan borrowers pay off their student loans over the past decade.

•	We have helped millions of borrowers enroll in federal income-driven repayment plans.

•	Since 2014, we have refinanced more than $18 billion in student loans, helping borrowers save thousands through lower interest rates and accelerate their journey to successful repayment.

We support the communities where we live and work. Building on our focus to help people along the path to financial success, the Navient Community Fund supports organizations that address the root causes that limit financial success for all Americans. Our employees get involved in a variety of community activities such as distributing and reading books to kids, participating in blood drives, and collecting food and school supplies for families in need. We offer up to four hours of paid time off per month to empower employees to volunteer for a Navient-supported nonprofit organization in their community.

2022 Proxy Statement	34

Navient has partnered with Boys & Girls Clubs of America (BGCA) to bring career and college planning resources for youth, including those from under-resourced communities. Through this partnership, we have helped develop digital tools and curriculum to help youth learn about college and financial aid and explore careers relevant to their unique interests. Navient employees also volunteer at BGCA clubs in the communities where we live and work, including hosting college fairs, speaking at career days, painting club buildings and organizing back-to-school supply drives.

Governance

We are proud of our best-in-class governance practices—described in this proxy statement—and our leadership in board diversity. We have been recognized for board diversity by the Forum of Executive Women, Women’s Forum of New York, and 50/50 Women on Boards.

Policy on Political Contributions, Disclosure and Oversight

We did not make any political contributions using corporate funds in 2021, and we have no intention of making such political contributions in 2022. The Company's Government Relations personnel are responsible for the development and implementation of policies pertaining to the Company’s political activities. They report semi-annually to the Nominations and Governance Committee of the Board on major lobbying priorities and principles as well as the political risk environment in which the Company operates. Government Relations also provides the Committee with a report on any payments made to trade associations, political expenditures, contributions made to other tax-exempt political organizations, as well as contributions by the Company's Political Action Committee. Navient maintains numerous compliance processes structured to ensure that the Company and its employees conduct all their activities in accordance with our Code of Business Conduct and with all relevant laws governing political contributions and lobbying activities.

Since 2016, we have published our Transparency in Policy Engagement and Political Participation Report. In 2018, the Company was recognized as a “Trendsetter” in the CPA-Zicklin Index for political transparency. The Report provides an overview of the Company’s legislative and political priorities and also provides details pertaining to Navient’s contributions to members of Congress, trade associations, 527 political organizations and other political organizations. The Nominations and Governance Committee has instructed the Company to update the report on a semi-annual basis. The current Report is available on the Company’s website at https://www.navient.com/about/who-we-are/transparency/.

Summary of Right to Purchase Preferred Shares

In December 2021, our Board declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock, par value $0.01 per share (“Company Common Stock”). The dividend became payable on December 30, 2021, to the shareholders of record as of the close of business on December 30, 2021. These rights will expire on December 19, 2022 (or earlier to the extent provided in the Rights Agreement (as defined below)).

Our Board has adopted the Rights Agreement (as defined below) in response to recent stock activity and the accumulation of a substantial economic position in the Company by entities associated with Sherborne Investors Management LP. The Rights Agreement is designed to protect shareholder interests by reducing the likelihood that any person or group would gain control of Navient through the open-market accumulation of the Company Common Stock without appropriately compensating the Company’s shareholders for control. In general terms, it works by imposing a significant penalty upon any person or group that acquires 20% or more of outstanding Company Common Stock without the approval of our Board. If a shareholder’s beneficial ownership of Company Common Stock as of the time of the public announcement of the rights plan and associated dividend declaration is at or above the applicable threshold (including through entry into certain derivative positions), that shareholder’s then existing ownership percentage would be grandfathered, but the rights would become exercisable if at any time after such announcement, the shareholder increases its ownership percentage by 0.001% or more. The Rights Agreement would not interfere with any merger or other business combination approved by our Board. It also does not apply to a fully financed cash offer for all of the Company’s shares meeting the requirements described below.

2022 Proxy Statement	35

The Rights Agreement includes a qualifying offer exception for offers that meet the following conditions: the offer is (1) a fully financed all-cash tender offer for any and all of the outstanding shares of Company Common Stock, (2) open for at least 60 business days, (3) conditioned on a minimum number of shares of the Company Common Stock being tendered and not withdrawn as of the expiration date as would provide the bidder, upon consummation of the offer, with beneficial ownership of at least a majority of the Company Common Stock, which condition shall not be waivable, (4) accompanied by an irrevocable and legally binding written commitment of the offeror to consummate, as promptly as practicable upon successful completion of the offer, a second step transaction whereby all outstanding shares of Company Common Stock not purchased in the offer will be acquired for the same per-share consideration actually paid pursuant to the offer, subject to shareholders’ statutory appraisal rights, if any, and (5) accompanied by an irrevocable and legally binding written commitment to provide a “subsequent offering period” in accordance with Rule 14d-11 of the Exchange Act of 20 business days following the consummation of the offer.

For those interested in the specific terms of the Rights Agreement as made between our Company and Computershare Trust Company, N.A., as the Rights Agent, on December 20, 2021 (the “Rights Agreement”), we provide the following summary description.

Shares held by Affiliates and Associates of an Acquiring Person, and Notional Common Shares held by counterparties to a Derivatives Contract (as such capitalized terms are defined in the Rights Agreement) with an Acquiring Person, will be deemed to be beneficially owned by the Acquiring Person.

Expiration. The Rights will expire on December 19, 2022, though the Board intends to consider whether to terminate the rights plan earlier if circumstances warrant.

Redemption. Our Board may redeem the Rights for $0.01 per Right at any time before any person or group becomes an Acquiring Person. If our Board redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of $0.01 per Right. The redemption price will be adjusted if we have a stock split or stock dividends of Company Common Stock.

Qualifying Offer Provision. The Rights would also not interfere with all-cash, fully financed tender offers for all shares of Company Common Stock that remain open for a minimum of 60 business days, are subject to a minimum condition of a majority of the outstanding shares and provide for a 20-business day “subsequent offering period” after consummation (such offers are referred to as “Qualifying Offers”). In the event the Company receives a Qualifying Offer and the Board has not redeemed the Rights prior to the consummation of such offer, the consummation of the Qualifying Offer shall not cause the offeror or its affiliates or associates to become an Acquiring Person, and the Rights will immediately expire upon consummation of the Qualifying Offer.

Anti-Dilution Provisions. Our Board may adjust the purchase price of the Preferred Shares, the number of Preferred Shares issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split or a reclassification of the Preferred Shares or Company Common Stock. No adjustments to the Exercise Price of less than 1% will be made.

Amendments. The terms of the Rights Agreement may be amended by our Board without the consent of the holders of the Rights. After a person or group becomes an Acquiring Person, our Board may not amend the Rights Agreement in a way that adversely affects holders of the Rights.

Consequences of a Person or Group Becoming an Acquiring Person.

•

Flip In. If a person or group becomes an Acquiring Person, all holders of Rights except the Acquiring Person may, for the Exercise Price, purchase shares of Company Common Stock with a market value of $200, based on the market price of Company Common Stock prior to such acquisition.

•

Exchange. After a person or group becomes an Acquiring Person, but before an Acquiring Person owns 50% or more of the outstanding shares of Company Common Stock, our Board may extinguish the Rights by exchanging one share of Company Common Stock or equivalent security for each Right, other than Rights held by the Acquiring Person.

•

Flip Over. If our Company is later acquired in a merger or similar transaction after the Rights Distribution Date, all holders of Rights except the Acquiring Person may, for the Exercise Price, purchase shares of the acquiring corporation with a market value of $200 based on the market price of the acquiring corporation’s stock, prior to such transaction.

2022 Proxy Statement	36

Preferred Share Provisions. Each one one-hundredth of a Preferred Share, if issued:

•	will not be redeemable.

•	will entitle holders to quarterly dividend payments of $0.01 per share, or an amount equal to the dividend paid on one share of Company Common Stock, whichever is greater.

•	will entitle holders upon liquidation either to receive $1.00 per share, or an amount equal to the payment made on one share of Company Common Stock, whichever is greater.

•	will have the same voting power as one share of Company Common Stock.

•	if shares of Company Common Stock are exchanged via merger, consolidation, or a similar transaction, will entitle holders to a per share payment equal to the payment made on one share of Company Common Stock.

The value of one one-hundredth interest in a Preferred Share should approximate the value of one share of Company Common Stock.

Code of Business Conduct

The Company has a Code of Business Conduct that applies to Board members and all employees, including the chief executive officer, the chief financial officer and the principal accounting officer. The Code of Business Conduct is available on the Company’s corporate governance website at https://www.navient.com/investors/corporate-governance/ and a printed version is available from the Corporate Secretary. The Company intends to post amendments to or waivers of the Code of Business Conduct (to the extent applicable to the Company’s chief executive officer, chief financial officer or principal accounting officer or any director) at this location on its website. There were no waivers of the Code of Business Conduct during 2021.

Policy on Review and Approval of Transactions with Related Parties

The Company has adopted a Policy on Related Party Transactions to ensure that all Interested Transactions with Related Parties, as those terms are defined in the policy, will be at arm’s length and on terms generally available to an unaffiliated third-party under the same or similar circumstances. The policy states that, except for the limited exceptions specifically stated in the policy, Interested Transactions with Related Parties that will exceed $120,000 in any calendar year must be reviewed by the Audit Committee and receive approval of the Board of Directors prior to the Corporation entering into the Interested Transaction. A copy of the policy can be found on the Company’s Corporate Governance website at https://www.navient.com/investors/corporate-governance/. For additional information pertaining to Related Party Transactions, please refer to “Certain Relationships and Related Transactions” below.

2022 Proxy Statement	37

Director Compensation

Our director compensation program is designed to reasonably compensate our non-employee directors for work required for a company of our size, complexity and risk, and to align the interests of our directors with those of our shareholders. The Compensation Committee reviews the compensation of our non-employee directors on an annual basis and makes recommendations to the Board.

The Compensation Committee, with the assistance of the Compensation Consultant, determined that our existing director compensation program should remain unchanged for 2021. The Committee revisited the director compensation program in early 2022.  Based on review of the Company’s 2022 Peer Group’s pay practices and median pay levels, the Compensation Committee determined that the program should be revised for 2022. The 2021 director compensation program, as well as changes to the program for 2022, are described below.

Director Compensation Elements

The following table highlights the material elements of our 2021 director compensation program:

2021 Compensation Elements	Compensation Value
Annual Cash Retainer	$100,000
Additional Cash Retainer for Independent Board Chair	50,000
Additional Cash Retainer for Audit Committee Chair	30,000
Additional Cash Retainer for Compensation and Human Resources Committee Chair	25,000
Additional Cash Retainer for Other Committee Chairs	20,000
Annual Equity Award	130,000
Additional Equity Award for Independent Board Chair	65,000

Annual cash retainers are paid in quarterly installments on or around February 1st, May 1st, August 1st and November 1st. Annual equity awards typically are granted in early February each year in the form of restricted stock.

Restricted stock granted to our non-employee directors are structured to vest in quarterly increments beginning on the grant date, provided the director remains on the Board through each vesting date (with immediate vesting, if earlier, upon death, disability, or a change in control). The quarterly vesting dates generally align with the quarterly payment dates for cash retainers.

We also reimburse each non-employee director for any out-of-pocket expenses incurred in connection with their service as a director. As described below, our non-employee directors may elect to defer all or a portion of their annual compensation under the Navient Corporation Deferred Compensation Plan for Directors.

For 2022, the Board revised our director compensation program at the recommendation of the Compensation Committee. Following an extensive review of market benchmarking data, the Committee determined that compensation levels for our non-employee directors—which had remained unchanged since 2017—had fallen well below the peer group median. The material elements of the new director compensation program for 2022 are described in the following table:

2022 Compensation Elements	Compensation Value
Annual Cash Retainer	$100,000
Additional Cash Retainer for Independent Board Chair	70,000
Additional Cash Retainer for Audit Committee Chair	35,000
Additional Cash Retainer for Compensation and Human Resources Committee Chair	30,000
Additional Cash Retainer for Risk Committee Chair	30,000
Additional Cash Retainer for Nominations and Governance Committee Chair	25,000
Additional Cash Retainer for Each Non-Chair Committee Member	10,000
Annual Equity Award	140,000
Additional Equity Award for Independent Board Chair	100,000

2022 Proxy Statement	38

Committee chairs and members of the Board’s Executive Committee are not eligible for the additional cash retainer payable to non-chair committee members. Non-employee directors who serve on more than one standing committee in a non-chair capacity will receive the additional cash retainer for service on each such committee.

Share Ownership Guidelines

We maintain share ownership guidelines for our non-employee directors. Under these share ownership guidelines, each director is expected, within five years of his or her initial election to the Board of Directors, to own Navient Common Stock with a value equivalent to at least four times his or her annual cash retainer. In November 2021, the Board of Directors increased the minimum ownership amount from $400,000 to $500,000 to better align with industry-leading practices. The following shares and share units count towards the ownership guidelines: shares held in brokerage accounts; notional shares credited to deferred compensation accounts; and restricted stock and restricted stock units (“RSUs”) that vest solely upon the passage of time.

All non-employee directors are in compliance with the share ownership guidelines as of the date of this proxy statement due to their share ownership amount or because the five-year period from their initial election has not ended.

Anti-Hedging and Pledging Policy

Navient’s Securities Trading Policy prohibits directors and officers (as defined by Rule 16a-1(f) of the Exchange Act and referred to as “Section 16 Officers”) from (i) participating in short sales and derivative or speculative transactions involving Navient securities, (ii) holding Navient securities in a margin account, or (iii) pledging Navient securities as collateral for a loan or otherwise. Additionally, no director, Section 16 Officer or any other officer of the Company who is subject to the Company’s Stock Ownership Guidelines is permitted to enter into derivative or speculative transactions involving Navient securities (including prepaid variable forward contracts, equity swaps, collars, credit default swaps and exchange funds) that are designed to hedge or offset any decrease in the market value of Navient securities. All directors and named executive officers were in compliance with this policy throughout 2021 and remain in compliance as of the date of this proxy statement.

Policy on Rule 10b5-1 Trading Plans

The Company’s Securities Trading Policy governs the circumstances under which Navient directors and Section 16 Officers may enter into trading plans pursuant to SEC Rule 10b5-1. Rule 10b5-1 trading plans are pre-established trading plans for sales of our Common Stock. We believe our Rule 10b5-1 policy is effective in ensuring compliance with legal requirements. Under the policy:

•	All Rule 10b5-1 trading plans must be pre-cleared by the Company’s Securities Trading Compliance Officer.

•	A trading plan may be entered into, modified or terminated only during an open trading window and while not in possession of material non-public information.

•	Once adopted, the person must not exercise any influence over the number of securities to be traded, the price at which they are to be traded or the date of the trade.

The Company reviews the Securities Trading Policy and related disclosures regularly to ensure ongoing compliance with SEC regulations and to update the policy, as needed.

2022 Proxy Statement	39

Other Compensation

We provide non-employee directors with company-paid group life insurance, accidental death and disability and business travel accident insurance. We also provide current non-employee directors the opportunity to participate in the Company’s medical and dental plans. If a director elects to participate in these plans, the director pays the full cost of medical and dental coverage (which for an employee is shared by the Company and the employee). After retirement from the Board, a former non-employee director may continue medical coverage for up to 18 months under the Consolidated Omnibus Budget Reconciliation Act (COBRA) at his/her own expense.

Deferred Compensation Plan for Directors

Navient sponsors a deferred compensation plan for its non-employee directors. Under the Navient Corporation Deferred Compensation Plan for Directors (“Director Deferred Compensation Plan”), our non-employee directors may elect annually to defer receipt of all or a percentage of their annual cash retainer. In addition, directors may elect to receive a credit under the Director Deferred Compensation Plan in lieu of their annual equity retainer. Provided this election is made before the beginning of the year, the director’s plan account will be credited with a dollar amount equivalent to the annual equity retainer and automatically invested in a notional Company stock fund. Notional stock units remain subject to the same vesting schedule applicable to the annual equity retainer.

Deferrals of the annual cash retainer are credited with earnings based on the performance of certain investment funds selected by the participant. The plan does not pay above-market or preferential earnings on amounts deferred. Deferrals of the annual equity retainer are payable in shares of Navient Common Stock. All other deferrals are payable in cash (in a single lump sum or in installments at the election of the director) upon termination of the director’s service on the Board or after a minimum number of years (except for hardship withdrawals in limited circumstances). As noted below, Mr. Klane, Ms. Thompson and Ms. Unger each elected to defer all or a portion of his/her 2021 compensation under the Director Deferred Compensation Plan.

Director Compensation Table

The tables below present information regarding the compensation and stock awards that we have paid or granted to the non-employee directors for the year ended December 31, 2021.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	All Other Compensation(3) ($)	Total ($)
Frederick Arnold	100,000	129,998	91	230,089
Anna Escobedo Cabral	100,000	129,998	91	230,089
Larry A. Klane(4)	100,000	130,000	91	230,091
Michael A. Lawson(5)	50,000	64,987	38	115,025
Katherine A. Lehman(6)	120,000	129,998	91	250,089
Linda A. Mills	150,000	194,991	91	345,082
Jane J. Thompson(7)	125,000	130,000	91	255,091
Laura S. Unger(8)	120,000	130,000	91	250,091
David L. Yowan	130,000	129,998	91	260,089

(1)

This table includes all fees earned or paid in fiscal year 2021. Unless timely deferred under the Director Deferred Compensation Plan, annual cash retainers are paid in quarterly installments on or around February 1st, May 1st, August 1st and November 1st.

(2)

The grant date fair market value for each share of restricted stock granted in 2021 to directors is based on the closing market price of the Company’s Common Stock on the grant date. Additional details on accounting for stock-based compensation can be found in “Note 2–Significant Accounting Policies” to the audited consolidated financial statements included in the 2021 Annual Report on Form 10-K. Stock awards are rounded down to the nearest whole share to avoid the issuance of fractional shares. As noted in the footnotes below, certain directors timely elected to receive a credit under the Director Deferred Compensation Plan in lieu of their 2021 annual equity retainer. Plan credits in lieu of the annual equity retainer are automatically invested in a notional Company stock fund and are not subject to rounding for fractional shares.

2022 Proxy Statement	40

(3)	All Other Compensation is detailed in a table on the following page.

(4)	If elected to the Board, Mr. Bramson has elected to waive all director compensation through the 2023 Annual Meeting.

(5)	Mr. Klane timely elected to receive a credit under the Director Deferred Compensation Plan in lieu of his 2021 annual equity retainer, with the credit being automatically invested in a notional Company stock fund.

(5)	Mr. Lawson joined the Board on August 1, 2021, and his compensation for 2021 was pro-rated accordingly

(6)	Ms. Lehman is not standing for reelection to the board in 2022.

(7)	Ms. Thompson timely elected to receive a credit under the Director Deferred Compensation Plan in lieu of her 2021 annual equity retainer, with the credit being automatically invested in a notional Company stock fund.

(8)	Ms. Unger timely elected to receive a credit under the Director Deferred Compensation Plan in lieu of her 2021 annual equity retainer, with the credit being automatically invested in a notional Company stock fund.

All Other Director Compensation:

Name	Life Insurance Premiums(A) ($)	Total ($)
Frederick Arnold	91	91
Anna Escobedo Cabral	91	91
Larry A. Klane	91	91
Michael A. Lawson	38	38
Katherine A. Lehman	91	91
Linda A. Mills	91	91
Jane J. Thompson	91	91
Laura S. Unger	91	91
David L. Yowan	91	91

(A)   The amount reported is the annual premium paid by Navient to provide a life insurance benefit of up to $100,000.

2022 Proxy Statement	41

Proposal 2 — Ratification of the Appointment of the Independent Registered Public Accounting Firm

Navient’s independent registered public accounting firm, KPMG LLP (“KPMG”), is selected by the Audit Committee. On March 2, 2022, the Audit Committee engaged KPMG as Navient’s independent registered public accounting firm for the fiscal year ending December 31, 2022. Representatives of KPMG are expected to be present at the Annual Meeting and they will have the opportunity to respond to appropriate questions from shareholders and to make a statement if they desire to do so.

This proposal is put before the shareholders because the Board of Directors believes it is a good corporate governance practice to ask shareholders to ratify the selection of the independent registered public accounting firm.

For ratification, this proposal requires the affirmative vote of the holders of a majority of the Common Stock present, represented and entitled to vote, and voting affirmatively or negatively at the Annual Meeting. Accordingly, shares that are not voted affirmatively or negatively with respect to this proposal, including abstentions and broker non-votes, will not be relevant to the outcome. If the appointment of KPMG is not ratified, the Audit Committee will evaluate the basis for the shareholders’ vote when determining whether to continue the firm’s engagement. Even if the selection of Navient’s independent registered public accounting firm is ratified, the Audit Committee may direct the appointment of a different independent registered public accounting firm at any time during 2022 if, in its discretion, it determines that such a change would be in the Company’s best interests.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG AS NAVIENT’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2022.

2022 Proxy Statement	42

Independent Registered Public Accounting Firm

Fees Paid to Independent Registered Public Accounting Firms for 2021 and 2020

Aggregate fees billed for services performed for Navient by its independent accountant, KPMG, for the fiscal years ended December 31, 2021, and 2020, are set forth below.

	2021	2020
Audit Fees	$3,743,541	$4,482,366
Audit-Related Fees	$1,387,848	$1,131,113
Tax Fees	$378,751	$441,321
All Other Fees	-	-
Total	$5,510,140	$6,054,800

Audit Fees.   Audit fees include fees for professional services rendered for the audits of the consolidated financial statements of Navient and statutory and subsidiary audits, issuance of comfort letters, consents, income tax provision procedures, and assistance with review of documents filed with the SEC.

Audit-Related Fees.  Audit-related fees include fees for assurance and other services related to service provider compliance reports, trust servicing and administration reports, internal control reviews, and attest services that are not required by statute or regulation.

Tax Fees.  Tax fees include fees for federal and state tax compliance, and tax consultation services.

Pre-approval Policies and Procedures

The Audit Committee has a policy that addresses the approval of audit and non-audit services to be provided by the independent registered public accounting firm to the Company. The policy requires that all services to be provided by the Company’s independent registered public accounting firm be pre-approved by the Audit Committee or its Chair. Each approval of the Audit Committee or the Chair of the Audit Committee must describe the services provided and set a dollar limit for the services. The Audit Committee, or its Chair, pre-approved all audit and non-audit services provided by KPMG during 2020. Reporting is provided to the Audit Committee regarding services that the Chair of the Audit Committee pre-approved between committee meetings. The Audit Committee receives regular reports from management regarding the actual provision of all services by KPMG. No services provided by our independent registered public accounting firm were approved by the Audit Committee pursuant to the “de minimis” exception to the pre-approval requirement set forth in paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X.

2022 Proxy Statement	43

Report of the Audit Committee

The following report shall not be deemed incorporated by reference in any filing under the federal securities laws by virtue of any general incorporation of this proxy statement by reference and shall not otherwise be treated as filed under the federal securities laws.

The Audit Committee is responsible for monitoring our financial reporting processes and system of internal controls, supervising our internal auditors and overseeing the independence and performance of the independent auditors. In carrying out these responsibilities, the Audit Committee meets, on a regular basis, with our internal auditors and our independent auditors to review the overall scope and plans for their respective audits of our financial statements. The Audit Committee also meets privately (and in separate meetings) with members of management, our independent auditors and our internal auditors as may otherwise be needed. The Audit Committee meets with management and with the independent auditors each quarter to review and discuss the Company’s quarterly reports on Form 10-Q prior to their being filed with the SEC and annually to review and discuss the Company’s Annual Report on Form 10-K. The Committee also meets with management and our independent auditors to review and discuss the Company’s quarterly earnings prior to review by the Executive Committee and public release.

The Audit Committee’s responsibility is to monitor and oversee the audit and financial reporting processes. However, the members of the Audit Committee are not practicing certified public accountants or professional auditors and rely, without independent verification, on the information provided to them and on the representations made by management, and the report issued by the independent registered public accounting firm. While the Audit Committee and the Board monitor the Company’s financial record-keeping and controls, management is ultimately responsible for the Company’s financial reporting process, including its system of internal controls, disclosure control procedures and the preparation of the financial statements. The independent auditors support the financial reporting process by performing an audit of the Company’s financial statements and issuing a report thereon.

The Audit Committee has reviewed and discussed with management and Navient’s independent registered accounting firm, KPMG LLP, the Company’s audited financial statements as of and for the year ended December 31, 2021. The Audit Committee also discussed with KPMG LLP the matters under Public Company Accounting Oversight Board (“PCAOB”) standards, including among other things, those relating to the audit of our financial statements.

The Audit Committee received, reviewed and discussed with KPMG LLP the written disclosures and letter (as required by applicable requirements of the PCAOB) regarding the independent accountant’s communications with the Audit Committee about the firm’s independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in the 2021 Annual Report on Form 10-K for the year ended December 31, 2021, for filing with the Securities and Exchange Commission.

Audit Committee

David L. Yowan, Chair

Frederick Arnold

Anna Escobedo Cabral

Michael A. Lawson

2022 Proxy Statement	44

Ownership of Common Stock

The following table provides information, as of January 31, 2022, about each shareholder known to Navient to beneficially own more than five percent of the outstanding shares of our Common Stock, based solely on the information filed by each such shareholder on Schedules 13D or 13G with the SEC on the dates indicated in the footnotes to this table (percentages are calculated assuming continuous beneficial ownership through April 14, 2022).

Name and Address of Beneficial Owner	Shares	Percent
Sherborne Investors Management LP (1) 135 East 57th Street New York, New York 10022	29,449,997	19.9%
BlackRock Inc. (2) 40 East 52nd Street New York, NY 10022	18,647,901	12.5%
The Vanguard Group, Inc. (3) 100 Vanguard Blvd. Malvern, PA 1935	16,016,730	10.7%
Dimensional Fund Advisors LP (4) Building One 6300 Bee Cave Road Austin, TX 78746	12,183,481	8.2%

(1)

This information is based on Amendment No. 3 to the Schedule 13D filed with the SEC on April 4, 2022. The statement was filed by Newbury Investors LLC, a Delaware limited liability company (“Newbury Investors”), with respect to the Shares directly and beneficially owned by it; Sherborne Investors LP, a Delaware limited partnership (“Sherborne Investors LP”), as the managing member of Newbury Investors; Sherborne Investors Management LP, a Delaware limited partnership (“Sherborne Investors Management”), as the investment manager of Newbury Investors; Sherborne Investors GP, LLC, a Delaware limited liability company (“Sherborne GP”), as the general partner of Sherborne Investors LP; Sherborne Investors Management GP, LLC, a Delaware limited liability company (“Sherborne Management GP”), as the general partner of Sherborne Investors Management; Edward Bramson, as a managing director of each of Sherborne GP and Sherborne Management GP; and Stephen Welker, as a managing director of each of Sherborne GP and Sherborne Management GP, (collectively the “Sherborne Entities”). The Sherborne Entities have shared power to vote or direct the vote of 29,449,997 and shared power to dispose or direct the disposition of 29,449,997 shares of common stock.

(2)

This information is based on the Schedule 13G/A filed with the SEC by BlackRock, Inc. on January 27, 2022. BlackRock, Inc. has sole power to vote or direct the voting of 17,872,409 shares of Common Stock and has sole power to dispose of or direct the disposition of 18,647,901 shares of Common Stock.

(3)

This information is based on the Schedule 13G/A filed with the SEC by The Vanguard Group, Inc., on February 10, 2022. The Vanguard Group, Inc., directly and through its subsidiaries, has shared voting power of 143,522 shares, sole power to dispose of or direct the disposition of 15,734,812 shares of Common Stock, and shared power to dispose of or direct the disposition of 281,918 shares of Common Stock.

(4)

This information is based on the Schedule 13G filed with the SEC by Dimensional Fund Advisors LP on February 8, 2022. Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). The Funds directly have sole power to vote or direct the voting of 11,958,351 shares of Common Stock, and sole power to dispose of or direct the disposition of 12,183,481 shares of Common Stock.

2022 Proxy Statement	45

Ownership of Common Stock by Directors and Executive Officers

The following table sets forth information concerning the beneficial ownership of Navient’s Common Stock by: (i) our current directors and director nominees; (ii) the named executive officers listed in the Summary Compensation Table; and (iii) all of the Company’s current directors and executive officers as a group. Under SEC rules, beneficial ownership for purposes of this table takes into account stock as to which the individual has or shares voting and/or investment power as well as stock that may be acquired within 60 days (such as by exercising vested stock options). Except as otherwise noted in the footnotes below, information is provided as of March 3, 2022 assuming continuous beneficial ownership through April 14, 2022. The beneficial owners listed have sole voting and investment power with respect to stock beneficially owned, except as otherwise indicated. As of April 14, 2022, there were 147,890,491 shares of our Common Stock issued, outstanding and entitled to vote.

Director Nominees	Shares (1)	Vested Options (2)	Total Beneficial Ownership (3)	Percent of Class
Frederick Arnold	53,961	-	53,961	*
Edward Bramson(4)	29,449,997	-	29,449,997	19.9%
Anna Escobedo Cabral(5)	86,428	-	86,428	*
Larry A. Klane(6)	32,578	-	32,578	*
Michael A. Lawson	11,004		11,004
Katherine A. Lehman	78,475	-	78,475	*
Linda A. Mills	115,461	-	115,461	*
Jane J. Thompson(7)	89,176	-	89,176	*
Laura S. Unger(8)	83,277	-	83,277	*
David L. Yowan(9)	60,265	-	60,265	*

Named Executive Officers
Jack Remondi(10)	3,276,678	95,524	3,372,202	2.23%
Joe Fisher(11)	140,833	-	140,833	*
John Kane(12)	607,861	31,045	638,906	*
Mark Heleen(13)	384,159	17,910	402,069	*
Steve Hauber(14)	212,620	11,940	224,560	*

Directors and Current Officers as a Group (15 Persons)	19,309,102	156,419	19,465,521	22.1%

*	Less than one percent

(1)

Shares of Common Stock and stock units held directly or indirectly, including vested deferred stock units and unvested deferred stock units that may vest within 60 days of March 3, 2022, credited to Company-sponsored retirement and deferred compensation plans. Totals for named executive officers include (i) restricted stock units (“RSUs”) that vest and are converted into shares only upon the passage of time, (ii) performance stock units (“PSUs”) that vest and are converted into shares upon the satisfaction of pre-established performance conditions, and (iii) associated dividend equivalent units (“DEUs”) issued on outstanding RSUs and PSUs. The individuals holding such RSUs, PSUs and DEUs have no voting or investment power over these units.

(2)

Shares that may be acquired within 60 days of March 3, 2022, through the exercise of stock options. The stock options held by our officers are net-settled pursuant to their terms (i.e., shares are withheld upon exercise to cover the aggregate exercise price, and the net resulting shares are delivered to the option holder). Net-settled stock options therefore are shown on a “spread basis,” with out-of-the-money options shown as 0.

(3)	Total of columns 1 and 2. Except as otherwise indicated and subject to community property laws, each owner has sole voting and sole investment power with respect to the shares listed.

(4)	Mr. Bramson is a Partner in Sherborne Investors Management LP.

(5)	For Ms. Cabral, 37,110 shares are deferred stock units credited to a Company-sponsored deferred compensation plan account.

(6)	For Mr. Klane, 25,236 shares are deferred stock units credited to a Company-sponsored deferred compensation plan account.

(7)	For Ms. Thompson, 82,915 shares are deferred stock units credited to a Company-sponsored deferred compensation plan account.

(8)	For Ms. Unger,31,195 shares are deferred stock units credited to a Company-sponsored deferred compensation plan account.

(9)	For Mr. Yowan, 11,880 shares are deferred stock units credited to a Company-sponsored deferred compensation plan account.

(10)

Mr. Remondi’s share ownership includes 250 shares held as custodian for his child. 987,162 of the shares reported in this column are RSUs, PSUs or DEUs over which Mr. Remondi has no voting or dispositive control.

(11)	109,177 of the shares reported in this column are RSUs, PSUs, or DEUs over which Mr. Fisher has no voting or dispositive control.

(12)

197,878 of the shares reported in this column are RSUs, PSUs or DEUs over which Mr. Kane has no voting or dispositive control. 1,406 shares are deferred stock units credited to a Company-sponsored deferred compensation plan account.

(13)	149,545 of the shares reported in this column are RSUs, PSUs or DEUs over which Mr. Heleen has no voting or dispositive control.

(14)	104,006 of the shares reported in this column are RSUs, PSUs or DEUs over which Mr. Hauber has no voting or dispositive control.

2022 Proxy Statement	46

Executive Officers

Our executive officers are appointed annually by the Board of Directors. The following sets forth biographical information concerning Navient’s executive officers who are not directors. Biographical information for Mr. Remondi is included in Proposal 1 — Election of Directors.

Name and Age	Position and Business Experience
Joe Fisher 42

•  Chief Financial Officer and Principal Accounting Officer, Navient — October 2020 to present

•  Vice President of Investor Relations and Corporate Development, Navient — April 2018 to October 2020

•  Vice President of Investor Relations, Navient — May 2014 to April 2018

John Kane 53

•  Group President, Business Processing Solutions, Navient — June 2015 to present

•  Chief Operating Officer, Navient — April 2014 to June 2015

•  Senior Vice President — Enterprise Project Management, SLM Corporation — March 2013 to April 2014

•  Senior Vice President — Credit, SLM Corporation — August 2011 to March 2013

•  Senior Vice President — Collections, SLM Corporation — 2008 to 2011

•  Senior Vice President — Consumer Credit Operations, MBNA/Bank of America — 1990 to 2008

Mark L. Heleen 59

•  Chief Legal Officer and Secretary, Navient — February 2015 to present

•  Senior Vice President and Senior Deputy General Counsel, Navient — June 2014 to February 2015

•  Senior Attorney, Cadwalader Wickersham & Taft LLP — August 2013 to June 2014

•  Independent Consultant — January 2011 to August 2013

•  Executive Vice President and General Counsel, SLM Corporation — February 2009 to December 2010

•  Various roles in the Office of the General Counsel, SLM Corporation — July 1998 to February 2009

Steve Hauber 48	• Chief Risk and Compliance Officer, Navient — June 2017 to present • Chief Audit Officer, Navient — April 2014 to June 2017 • Chief Audit Officer, SLM Corporation — January 2011 to April 2014

2022 Proxy Statement	47

Proposal 3 — Advisory Vote on Executive Compensation

Navient is asking shareholders to approve an advisory resolution (commonly referred to as a “say-on-pay” resolution) on the Company’s executive compensation as reported in this proxy statement. Navient urges shareholders to read the “Compensation Discussion and Analysis” section of this proxy statement, which describes how the Company’s executive compensation policies and procedures operate and are designed, as well as the Summary Compensation Table and other related compensation tables and narrative, which provide detailed information on the compensation paid to our named executive officers (“NEOs”).

This proposal gives you, as a shareholder, the opportunity to express your views on our NEOs’ compensation. Your vote is not intended to address any specific item of our compensation program, but rather to address our overall approach to and objectives of the compensation paid to our NEOs as described in this proxy statement. In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Navient is asking shareholders to approve the following advisory resolution at the Annual Meeting:

“Resolved, that Navient’s shareholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis and the related compensation tables and narrative disclosure in this proxy statement.”

The Company conducts its advisory vote on executive compensation at each annual meeting of its shareholders. At each of our last five annual meetings, beginning in 2017, our shareholders have expressed their overwhelming support for our executive compensation programs:

The Board of Directors believes that the Company’s 2021 executive compensation program strongly aligned pay to actual performance. Shareholders are encouraged to read the “Compensation Discussion and Analysis” section, which describes Navient’s executive compensation program in detail, including how it is designed to achieve the Company’s compensation objectives and how the Company’s performance in 2021 was reflected in the compensation of our NEOs.

This proposal to approve the resolution regarding the compensation paid to Navient’s NEOs requires the affirmative vote of the holders of a majority of the Common Stock present, represented and entitled to vote, and voting affirmatively or negatively at the Annual Meeting. Accordingly, shares that are not voted affirmatively or negatively with respect to this proposal, including abstentions and broker non-votes, will not be relevant to the outcome.

As an advisory vote, the “say-on-pay” resolution is not binding on Navient. The Board of Directors, however, values the opinions of our shareholders as expressed through their votes. Accordingly, the Board of Directors as well as the Compensation Committee will review and consider the results of the “say-on-pay” vote, the opinions of our shareholders, and other relevant factors in making future decisions regarding our executive compensation program.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS AND THE RELATED COMPENSATION TABLES AND NARRATIVE DISCLOSURE IN THIS PROXY STATEMENT.

2022 Proxy Statement	48

Executive Compensation

Compensation and Human Resources Committee Report

The following report shall not be deemed incorporated by reference in any filing under the federal securities laws by virtue of any general incorporation of this proxy statement by reference and shall not otherwise be treated as filed under the federal securities laws.

The Compensation and Human Resources Committee of the Board of Directors has reviewed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and discussed it with the Company’s management, and based on its review and discussions with management, the Compensation and Human Resources Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and this proxy statement.

Compensation and Human Resources Committee

Jane J. Thompson, Chair

Anna Escobedo Cabral

Larry A. Klane

Michael A. Lawson

2022 Proxy Statement	49

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis (“CD&A”) provides information regarding our executive compensation guiding principles, the elements of our executive compensation program, the factors that were considered in making compensation decisions for our “named executive officers” or “NEOs” in 2021, and how we have modified our programs to meet Navient’s needs in the future.

Navient’s Compensation and Human Resources Committee (the “Compensation Committee” or simply the “Committee”) is responsible for establishing and overseeing our executive compensation program, including the program’s underlying philosophy, objectives and related policies. The Committee is composed of Ms. Thompson (Chair), Ms. Cabral, Mr. Klane and Mr. Lawson.

This CD&A presents information for the following Navient NEOs:

•	Jack Remondi, President and Chief Executive Officer

•	Joe Fisher, Executive Vice President and Chief Financial Officer

•	John Kane, Group President, Business Processing Solutions

•	Mark Heleen, Executive Vice President, Chief Legal Officer and Secretary

•	Steve Hauber, Executive Vice President and Chief Risk and Compliance Officer

2022 Proxy Statement	50

Executive Summary

Navient’s executive compensation program emphasizes the link between pay and performance, aligning the compensation of our executives with the interests of our shareholders. Our executive compensation program balances annual and long-term performance measures, including a mix of financial, operational and strategic goals that promote effective management of our legacy loan portfolio, improvements and growth in our consumer lending business, profitable growth in our business services segment and expense control. Individual performance goals also are established for each of our NEOs in support of our business strategy. This section summarizes Navient’s performance in 2021 and the impact of that performance on the compensation paid to our NEOs.

Navient’s 2021 Performance

In 2021, Navient demonstrated remarkable agility across our business and delivered outstanding results for our customers, clients, investors and teammates in light of the prolonged impacts of the global pandemic. The Company is well positioned to continue to deliver attractive returns and sustainable growth in 2022 and beyond.

Our 2021 performance highlights include the following:

•	We Continued to Deliver Strong EPS Performance: Adjusted Diluted “Core Earnings” Per Share[4] grew 31% from the prior year.

•	We Continued to Grow Our Consumer Lending Business: We originated $6.0 billion in private education refinance and in-school loans, a 30% increase from the prior year, despite the prolonged uncertain economic environment related to COVID-19, and we continued to carefully manage the credit risk of our portfolio through rigorous underwriting, high-quality servicing and risk mitigation practices.

•	We Experienced Record Revenue and Profitability in Our Business Processing Segment: Business Processing EBITDA increased to $136 million in 2021, a 139% increase from the prior year, largely as a result our ability to transition our technology-enabled solutions and team members to support state clients working to help residents access various benefits implemented in connection with the CARES Act.

•	We Continued to Implement Innovative Financing Strategies to Reduce Our Interest Expense and Maintain Strong Levels of Liquidity: We called $2.6 billion of our future unsecured notes and issued $1.3 billion of unsecured debt.

•	We Successfully Exited the U.S. Department of Education Student Loan Servicing Program: In October 2021, we transferred our servicing contract for U.S. Department of Education-owned student loan accounts to a third party while ensuring a smooth transition for borrowers and Navient employees impacted by the transfer.

•	We Prioritized Inclusion, Diversity and Equity in Our Workplace: Through our inclusion, diversity and equity strategy, our employees lead and participate in initiatives such as our Inclusion, Diversity & Equity Council, inclusion and diversity awareness campaigns and staff-led employee resource groups. We remain committed to promoting diversity within our management team—in terms of gender, race, ethnicity, perspective and other factors—as part of the management succession planning process and in recruitment, promotion and retention opportunities at all levels of the Company.

•	We Made a Positive Impact in our Communities: We partnered with the Boys & Girls Clubs of America to provide career and college planning resources to youth, including those from under-resourced communities. As a key element of the partnership, Navient employees volunteered at Boys & Girls Clubs in the communities where they live and work and Navient offered paid time off per month to empower employees to volunteer for a Navient-supported nonprofit organization in their community.

___________________________

4 Adjusted Diluted “Core Earnings” Per Share excludes net restructuring and regulatory-related charges, as well as certain extraordinary items such as strategic corporate transactions or other unusual or unplanned events. Adjusted Diluted “Core Earnings” Per Share is a non-GAAP financial measure that does not represent a comprehensive basis of accounting. For a reconciliation of our non-GAAP financial measures with GAAP results, please refer to the section titled “Non-GAAP Financial Measures” on pages 37-45 of our 2021 Annual Report filed on Form 10-K on February 25, 2022 (“2021 Annual Report”), or refer to the Investor Relations section of our website located at https://www.navient.com/investors/.

2022 Proxy Statement	51

Navient’s 2021 Compensation Decisions

Highlights of our 2021 compensation decisions are discussed below, with additional details in this CD&A.

•	2021 Base Salaries: Base salaries remained unchanged from 2020 for our CEO, Mr. Remondi, and Messrs. Fisher, Kane and Hauber, while Mr. Heleen received a small increase. Base salaries for each of our NEOs are described on page 60.

•	2021 Management Incentive Plan (“MIP”) Design: The design of our 2021 MIP was the same as our 2020 MIP, with four goals—Adjusted Diluted “Core Earnings” Per Share, Business Processing EBITDA, Private Education Loan Gross Defaults and Adjusted “Core Earnings” Operating Expenses—weighted 50%, 15%, 15% and 20%, respectively. These goals and weightings align with Navient’s business strategy and are directly responsive to feedback we have received from our shareholders. Our 2021 MIP is described in greater detail beginning on page 60.

•	2021 MIP Results: Above-target performance on Adjusted Diluted “Core Earnings” Per Share, Business Processing EBITDA, and Private Education Loan Gross Defaults contributed to an overall performance score of 120% under the 2021 MIP. Because we successfully achieved a number of pre-established strategic priorities included in the Company’s 2021 business plan, effectively simplifying, streamlining and de-risking the Company while creating shareholder value, the Committee increased payments to our NEOs by establishing a final payout percentage of 125% under the 2021 MIP. Incentive award amounts for our NEOs under the 2021 MIP are described on page 62.

•	2019-21 Performance Share Units (“PSUs”): Above-target performance on the targets established in 2019 for Cumulative Net Student Loan Cash Flows and “Core Earnings” Return on Equity (“ROE”) resulted in an earned payout of 119%. Performance results for the 2019-21 PSUs are described on page 65.

•	2021-23 PSU Design: A new performance “multiplier” based on the Company’s relative total shareholder return compared to other companies in the S&P 400 Financials Index (“rTSR”) and a one-year, post-vesting holding requirement were introduced for the 2021-23 PSU design. These new features are intended to emphasize the Company’s keen focus on delivering superior overall returns to shareholders and aligning our executives’ long-term interests with those of our shareholders. The design of the 2021-2023 PSUs (further described on page 63 is otherwise the same as the design for the 2020-22 PSUs, with 70% weight on Cumulative Net Student Loan Cash Flows and 30% weight on “Core Earnings” ROE achieved over a 3-year period.

2022 Proxy Statement	52

Linking Navient’s 2021 Performance to Executive Pay

The chart on the following page shows our key performance achievements in 2021 and the link between those achievements and our executive compensation program.

Linking Navient’s 2021 Performance to Executive Pay

	Provide Consistent Return to Shareholders	Successfully Manage Our Liquidity Needs	Increase Business Processing EBITDA
2021 Performance Highlights	• Returned $707 million to our shareholders through dividends and share repurchases • Increased Adjusted Diluted “Core Earnings” Per Share[5] by 31% from 2020 to $4.45	• Issued $9.5 billions in FFELP loan asset-backed securities (“ABS”) and private education loan ABS • Retired $2.6 billion of senior unsecured debt, including all of our 2021 debt maturities	• Increased Business Processing EBITDA[6] by 139% from 2020, far exceeding the target in our 2021annual incentive plan • Increased Business Processing revenue by 61% from 2020
Annual Incentive Measures	• Adjusted Diluted “Core Earnings” Per Share • Adjusted “Core Earnings” Operating Expenses[7]	• Adjusted Diluted “Core Earnings” Per Share • Adjusted “Core Earnings” Operating Expenses	• Business Processing EBITDA
Long-term Incentive Measures	• Cumulative Net Student Loan Cash Flows[8] • ROE • rTSR	• Cumulative Net Student Loan Cash Flows • ROE • rTSR	• ROE • rTSR

	Successfully Manage Our Federal Education Loans Segment	Grow Our Consumer Lending Business	Improve Performance of Our Private Education Loan Portfolio
2021 Performance Highlights

•    Transferred Navient’s servicing contract for U.S. Department of Education owned student loan accounts to a third party in October 2021.

•    Reduced segment operating expenses by $64 million, or 22%, year-over-year

•    Acquired $111 million of FFELP loans in 2021, adding to our consistent and predictable cash flows

		• Originated $6.0 billion in private education refinance and in-school loans, an increase of 23% from 2020, despite the prolonged uncertain economic environment related to COVID-19	• Reduced our private education loan provision by $203 million from 2020 due in part to improved loan performance
Annual Incentive Measures	• Adjusted Diluted “Core Earnings” Per Share • Adjusted “Core Earnings” Operating Expenses	• Adjusted Diluted “Core Earnings” Per Share	• Private Education Loan Gross Defaults • Adjusted Diluted “Core Earnings” Per Share
Long-term Incentive Measures	• Cumulative Net Student Loan Cash Flows • ROE • rTSR	• Cumulative Net Student Loan Cash Flows • ROE • rTSR	• Cumulative Net Student Loan Cash Flows • ROE • rTSR

_______________________________

5 See footnote 4 above for more information regarding Adjusted Diluted “Core Earnings” Per Share.

6 Earnings Before Interest, Taxes, Depreciation and Amortization Expense (“EBITDA”) is a non-GAAP financial measure that does not represent a comprehensive basis of accounting. For more information on the definition of EBITDA and for a reconciliation of non-GAAP financial measures with GAAP results, please refer to the section titled “Non-GAAP Financial Measures” on pages 37-45 of our 2021 Annual Report, or refer to the Investor Relations section of our website located at http://www.navient.com/investors/.

7 Adjusted “Core Earnings” Operating Expenses excludes net restructuring and regulatory-related charges, as well as certain extraordinary items such as strategic corporate transactions or other unusual or unplanned events. Adjusted “Core Earnings” Operating Expenses is a non-GAAP financial measure that does not represent a comprehensive basis of accounting. For more information on the definition of Adjusted “Core Earnings” Operating Expenses and for a reconciliation of non-GAAP financial measures with GAAP results, please refer to our Investor Presentation for Fourth Quarter and Full Year 2021 on the Investor Relations section of our website located at http://www.navient.com/investors/, or refer to the section titled “Non-GAAP Financial Measures” on pages 37-45 of our 2021 Annual Report.

8 “Cumulative Net Student Loan Cash Flows” is a non-GAAP financial measure that does not represent a comprehensive basis of accounting. For more information on the definition of cumulative net student loan cash flows, please refer to the definition at footnote 19.

2022 Proxy Statement	53

CEO Realizable Pay

Our pay-for-performance approach over the past five years is highlighted in the chart below, which shows the alignment between the Company’s performance (as measured by cumulative total shareholder return (“TSR”)) and the annual Realizable Pay (as defined below) of our CEO over the past five fiscal years.

The Committee believes that analysis of Realizable Pay allows a more complete understanding of the pay-for-performance relationship than sole reliance on amounts shown in the Summary Compensation Table, which reflects the grant date value of various equity awards. The table below compares the components of Mr. Remondi’s Realizable Pay for 2021, 2020, 2019, 2018 and 2017.

	Year	Base Salary ($)	Annual Incentive Compensation ($)	PSUs ($)	RSUs ($)	Total ($)
	2021	1,000,000	1,875,000	6,621,956	3,450,393	12,947,349
	2020	1,000,000	2,055,000	1,195,978	1,392,898	5,643,876
CEO Realizable Pay	2019	1,000,000	1,785,000	1,926,497	2,391,606	7,103,103
	2018	1,000,000	1,896,000	2,309,255	517,094	5,722,349
	2017	1,000,000	1,444,500	0	1,032,553	3,477,053

Realizable Pay for each of the applicable fiscal years is the sum of base salary paid, annual incentive award earned, the year-end value of RSUs granted under the Company’s long-term incentive program in that year, and the value of any PSUs with a performance period ending in that fiscal year. Stock awards are valued as of the end of each fiscal year and include RSUs and PSUs (excluding accrued dividend equivalent units on RSUs and PSUs).

Because the Company typically grants equity awards in February each year, the year-end value of these equity awards may be significantly greater or less than the grant-date value depending on whether the price of our common stock has increased or decreased by the end of the year. For example, the year-end value of RSUs granted in early 2021 was greater than the value of these awards upon grant, as the price of our common stock increased between the applicable grant date and the end of 2021.  Additionally, the year-end value of PSUs with a performance period ending in 2021 was significantly higher than the year-end value of PSUs with a performance period ending in 2020, as the price of our common stock increased by 90% between the end of 2020 and 2021 and our performance during the 2019-21 performance period resulted in the 2019-21 PSUs vesting at 119% of the target number of units versus 83% for the 2018-21 PSUs.

2022 Proxy Statement	54

PSUs typically vest based on performance over three fiscal years. For example, PSUs granted in early 2015 were designed to vest at the end of 2017 based on cumulative performance over the 2015-17 fiscal years. Due to the Company’s performance during that three-year period, the value at the end of the fiscal 2017 was zero as none of the PSUs were earned. PSUs granted in early 2016 vested at 125% of the target number of units based on the Company’s performance over the 2016-18 performance period, PSUs granted in early 2017 vested at 109% of the target number of units based on the Company’s performance over the 2017-19 performance period, PSUs granted in early 2018 vested at 83% of the target number of units based on the Company’s performance over the 2018-20 performance period, and PSUs granted in early 2019 vested at 119% of the target number of units based on the Company’s performance over the 2019-2021 performance period.

Cumulative TSR assumes a base investment of $100 at December 31, 2016, and reinvestment of dividends through December 31, 2021.

Changes to Our Executive Compensation Program for 2022

The Committee made changes to our annual incentive plan for 2022, as well as our long-term incentive program for 2022. These changes emphasize the evolving nature of our businesses as our legacy loan portfolio continues to amortize, while providing ongoing alignment of executive compensation with value for shareholders.

Because investors continue to focus on Navient’s ability to drive operating efficiency, the Committee replaced Adjusted “Core Earnings” Operating Expenses with Adjusted “Core Earnings” Efficiency Ratio as a performance metric in our 2022 Management Incentive Plan.

To emphasize the evolving nature of our business over a multi-year period, the Committee made changes to performance share units granted in 2022, which are designed to vest at the end of a three-year performance period. The Committee decreased the weighting assigned to Net Cumulative Student Loan Cash Flows from 70% to 55% and increased the weighting assigned to “Core Earnings” ROE from 30% to 45%. As our legacy loan portfolio continues to amortize, “Core Earnings” ROE is becoming more relevant for Navient as a standard financial metric that permits comparability across peer groups and industry-wide benchmarks. These changes are described on page 68.

2022 Proxy Statement	55

Navient’s Compensation Philosophy and Objectives

We provide each of our NEOs with a compensation package that is tied to performance and aligned with the interests of our shareholders. The Compensation Committee utilizes the following guiding principles to design, implement, and monitor our executive compensation program:

•	Align Compensation with Shareholder Interests. For 2021, 87% of the total direct compensation opportunity provided to our CEO was at-risk and aligned with shareholder value, including incentive awards that depend upon the attainment of specific performance objectives, the value of Navient’s Common Stock or both. This feature of our executive compensation program is highlighted in the charts below, which show the at-risk percentages of the 2021 total direct compensation of our CEO and other NEOs and the percentage of their compensation that is at-risk, with Annual Incentives and PSUs shown at target levels of performance for the full year.

•	Pay for Performance. As illustrated above, 77% of the full-year total compensation at target for our NEOs is delivered through annual incentives, RSUs and PSUs that are earned based on achievement of enterprise-wide goals that impact shareholder value or that are tied to the value of our shares.

•	Reward Annual Performance. The annual incentive award component of our NEOs’ total compensation is designed to reward achievement of key annual goals that are aligned with the Company’s annual business plan, and conversely to be lower or zero in periods in which those key annual goals are only partially achieved or not achieved at all.

•	Reward Long-term Growth. The total compensation paid to our NEOs is weighted toward long-term equity-based incentives. These awards align pay with sustained performance and shareholder value creation.

•	Retention of Top Executives. Our NEOs have base salaries and benefits that are competitive and not excessive, therefore permitting Navient to attract, motivate and retain executives who can drive and lead our success.

The compensation packages we provide to our NEOs are designed to be competitive when compared to companies that compete with us for executive talent. In setting the compensation opportunity for our NEOs, we generally target the median total direct compensation provided to similar executives by our peer group companies.

We also believe that strong governance practices and policies are aligned with shareholder interests. Our policies prohibit hedging, pledging or short-sales of any Company stock held by our NEOs and provide for the clawback of compensation in certain situations. See “Other Arrangements, Policies and Practices Related to Our Executive Compensation Programs” below.

2022 Proxy Statement	56

How Compensation Decisions Are Made

In establishing competitive total compensation packages for our NEOs, the Compensation Committee relies on, among other factors, an analysis of market data on the executive compensation packages offered by Navient’s peer group companies, which are described below. While the Committee generally targets the median total compensation opportunity provided by our peer group companies to similar executives, market data is only one of several factors considered in establishing the compensation opportunity levels of our NEOs. Navient’s annual strategic business plan also factors heavily in determining certain elements of total compensation, such as our Annual Incentive and Long-term Incentive Programs, which are described in more detail below. Past pay practices and internal employee pay equity, as well as the skills and experience that each NEO brings to Navient, are all important factors considered by the Committee. The Committee also considers an assessment of each NEO’s success in achieving pre-determined business as well as individual objectives, an assessment that is prepared by the CEO and presented to the Committee at a minimum of once each year. Finally, the Committee meets with the other independent members of the Board in reviewing the CEO’s performance and consults with those members in setting the CEO’s compensation.

Role of the Compensation Consultant

The Compensation Committee is advised by its Compensation Consultant. See “Compensation Consultant and Independence” earlier in this proxy statement for more information on the Compensation Consultant’s role as an independent advisor to the Compensation Committee.

Use of Peer Groups

Navient seeks to provide its NEOs with competitive compensation relative to a peer group of companies. The Compensation Committee reviews the composition of the peer group annually with the assistance of the Compensation Consultant, making adjustments as needed to address changes in Navient’s business and/or changes in the peer group companies due to mergers or other transactions.

In May 2020, the Compensation Committee reviewed the peer group for 2021 to ensure the peer group continued to reflect the Company’s current mix of businesses, including the continued growth and evolution of the Company’s consumer lending and business processing businesses. The Committee continues to believe that line of business and asset size are the most relevant parameters when identifying other companies of similar size and complexity, although it also took into account factors such as market capitalization when selecting the 2021 peer group. The Committee did not make any changes to the prior 2020 peer group as a result of the review. Our 2021 peer group, which the Committee used to set target pay levels at the start of 2021, consists of the following companies:

2021 Navient Peer Group

Company	Total Assets(1)	Net Income(2)	Market Cap(1)
Alliance Data Systems Corporation	$21,746	$801	$3,314
Ally Financial Inc.	182,114	3,060	16,494
Comerica Incorporated	94,616	1,168	11,410
Conduent Incorporated	4,036	(28)	1,136
Discover Financial Services, Inc.	110,242	5,449	33,868
Fifth Third Bancorp	211,116	2,770	29,778
KeyCorp	186,346	2,625	21,535
MAXIMUS, Inc. (3)	4,182	280	4,936
Paychex, Inc. (4)	9,688	1,279	49,249
Regions Financial Corporation	162,938	2,521	20,782
Santander Consumer USA Holdings, Inc.	47,733	3,252	12,863
SLM Corporation	29,222	1,161	5,767
Synchrony Financial	95,748	4,221	25,387
The Western Union Company	8,824	806	7,172

25th Percentile	$12,703	$894	$6,118
Median	71,175	1,900	14,678
75th Percentile	149,764	2,988	24,424

Navient Corporation	$80,605	$717	$3,420
Rank	8 of 15	13 of 15	13 of 15
Percentile	51	14	8

2022 Proxy Statement	57

(1)	Total assets and market capitalization (in millions) reflect each company’s most recent fiscal year end except for MAXIMUS, Inc. and Paychex Inc. Please see footnotes (3) and (4) for more information.

(2)

Net income (in millions in accordance with GAAP) for each company’s most-recently-ended fiscal year, as reflected in each company’s Annual Report on Form 10-K filed with the SEC. Except as otherwise noted below, each company’s most recent fiscal year ended December 31, 2021.

(3)

MAXIMUS' most recent fiscal year end is September 30, 2021. Total assets reflect the most-recent fiscal quarter end and net income reflects 12-month trailing as of December 31, 2021. Market capitalization reflects common shares outstanding at December 31, 2021, multiplied by the per share closing price of the company’s common stock on December 31, 2021, the last trading date of the year.

(4)

Paychex's most recent fiscal year end is May 31, 2021. Total assets reflect the most-recent fiscal quarter end and net income reflects 12-month trailing as of November 30, 2021. Market capitalization reflects common shares outstanding at December 31, 2021, multiplied by the per share closing price of the company’s common stock on December 31, 2021, the last trading date of the year.

(5)

Santander Consumer USA Holdings Inc. entered into a definitive agreement whereby Santander Holdings USA, Inc. ("SHUSA") agreed to acquire all of the outstanding shares of the common stock of the Company not already owned by SHUSA. The transaction closed on January 31, 2022. Total assets and net income reflects the most recent fiscal year ended December 31, 2021, per the consolidating statements for SHUSA.

Consideration of Say-on-Pay Vote Results

At our most recent annual meeting of shareholders, held on May 20, 2021, the Company conducted an advisory vote to approve its executive compensation for the fiscal year ended December 31, 2020. As in prior years, shareholders expressed overwhelming support for the compensation of our NEOs, with approximately 96.4% of the votes present in person (or represented by proxy at the meeting) and entitled to vote on the matter cast to approve our 2020 executive compensation. The Committee took into account the results of this advisory vote when making compensation decisions for 2021.

In 2019, the Company conducted an advisory vote on the frequency of future advisory votes to approve its executive compensation, commonly known as “Say-on-Frequency.” Our shareholders indicated their preference for future advisory votes to be held annually. Consistent with the shareholders’ vote on this matter, the Board adopted a policy providing for annual advisory votes to approve the Company’s executive compensation.

2021 Executive Compensation Program

Primary Elements of Compensation

The compensation program for our NEOs consists of three primary elements:

Compensation Element	Objective	Type of Compensation
Base Salary	To provide a base level of cash compensation consistent with the executive’s level of responsibility.	Fixed cash compensation. Reviewed annually and adjusted as appropriate.

Annual Incentives	To encourage and reward our NEOs for achieving annual corporate and individual performance goals.	Variable compensation. Performance-based. Payable in cash.

Long-term Incentives	To motivate and retain senior executives by aligning their interests with those of shareholders through sustained performance and growth.

Multi-year variable compensation. Generally payable in performance stock units (“PSUs”) and/or restricted stock units (“RSUs”). PSUs are subject to performance vesting based on three-year performance, with each award being settled in stock at the end of the performance period to the degree that goals are met. RSUs are subject to time-based vesting, with each award vesting in 1/3 increments over a three-year period. For 2021, total long-term incentive value was provided 60% in PSUs and 40% in RSUs for our CEO and split equally between PSUs and RSUs for our other NEOs (see page 65 below).

2022 Proxy Statement	58

The Compensation Committee makes decisions regarding each primary element of compensation described above.

In addition to the three primary compensation elements discussed above, our NEOs have an opportunity to participate in the Navient Deferred Compensation Plan. The Deferred Compensation Plan offers a variety of investment choices, none of which represents an “above-market return.” We also provide our NEOs with the same standard health, welfare and retirement benefits provided to our employees, as well as limited perquisites. Each of our NEOs also participates in severance plans for our senior executives.

Total Direct Compensation Mix

These primary compensation elements—Base Salary, Annual Incentives and Long-term Incentives—together form Total Direct Compensation for each of our NEOs. Consistent with Navient’s pay-for-performance culture, 87% of the 2021 Total Direct Compensation of our CEO was at-risk and dependent upon the attainment of specific performance objectives, as well as the value of Navient’s Common Stock. The charts on page 57 provide the at-risk percentages of the 2021 Total Direct Compensation of our NEOs and the percentage of their compensation that is at-risk, with Annual Incentives and PSUs shown at target levels of performance for the full year.

Base Salary

The Compensation Committee reviews base salary levels for the NEOs on an annual basis but may make changes less frequently. Based on a market analysis of the 2021 Navient peer group, the Compensation Committee (in consultation with the other independent members of the Board) determined that Mr. Remondi’s 2021 base salary should remain unchanged at $1,000,000, consistent with peer group benchmarking.

The 2021 base salaries of the other NEOs were established by the Compensation Committee, taking into account recommendations made by Mr. Remondi, as well as a review of benchmarking data from the 2021 Navient peer group. The Committee concluded that the base salary for each of Messrs. Fisher, Kane, and Hauber should remain unchanged for 2021, and approved an increase of approximately 3.9% for Mr. Heleen. In the case of each NEO, including the CEO, the Committee reached its final determinations in consultation with the Compensation Consultant. The following chart lists the base salary for each of our NEOs as of December 31, 2021, December 31, 2020, and December 31, 2019, respectively.

Navient NEOs	2021 Base Salary	2020 Base Salary	2019 Base Salary
Mr. Remondi	$1,000,000	$1,000,000	$1,000,000
Mr. Fisher*	$350,000	$350,000	$-
Mr. Kane	$460,000	$460,000	$460,000
Mr. Heleen	$400,000	$385,000	$385,000
Mr. Hauber	$350,000	$350,000	$350,000

* Mr. Fisher was not a named executive officer of the Company prior to 2020. Mr. Fisher’s 2020 base salary, as reflected in the chart, became effective when he assumed the role of CFO on October 7, 2020.

2022 Proxy Statement	59

Annual Incentive Awards: The 2021 Management Incentive Plan

As part of Navient’s annual strategic planning process, management developed a business plan for the Company’s 2021 fiscal year. The Compensation Committee and management then discussed specific corporate performance metrics and goals for Navient to be set forth in a 2021 annual incentive program—known as the Management Incentive Plan (“MIP”)—with the express purpose of focusing executives on achieving the operating and strategic plan. The following table details the specific performance metrics utilized in our 2021 MIP, as well as the weight assigned to each metric:

2021 MIP Performance Metric	2021 Weight	2020 Weight	Rationale
Adjusted Diluted “Core Earnings” Per Share[9]	50%	50%	• Measures overall management effectiveness • Promotes shareholder value • Key financial metric for investors
Adjusted “Core Earnings” Operating Expenses[10]	20%	20%

•         Focuses management attention on expense reduction as our legacy loan portfolio amortizes

•         Key financial metric for investors, which is also critical to the achievement of Core Earnings Per Share goal

Business Processing EBITDA11	15%	15%	• Emphasizes profitable growth in certain businesses • EBITDA growth helps to offset company-wide expenses as our legacy loan portfolio amortizes
Private Education Loan Gross Defaults	15%	15%

•         Enhances the profitability of our private education loan portfolio

•         Aids our private education student loan customers

•         Key financial metric for investors to gauge the performance of our private education loan portfolio

For the 2021 MIP, the Committee continued its focus on Adjusted Diluted “Core Earnings” Per Share as the plan’s key financial metric. All of the 2021 MIP performance metrics and weightings were the same as the 2020 MIP.

The Committee established a scale of “payout factors” to assess the Company’s performance relative to the target established for each of these performance metrics. These payout factors range from 50% based on a threshold level of performance, to 150% based on a maximum level of performance. Performance below threshold results in a payout factor of 0%. For each metric, the Committee also established a payout curve for performance between threshold-target and target-maximum.

The chart below sets forth the performance threshold, target, and maximum, and the payout factors for each performance metric:

2021 MIP Payout Factors
2021 Performance Metric	Below Performance Threshold (Payout Factor = 0%)	Performance Threshold (Payout Factor = 50%)	Performance Target (Payout Factor = 100%)	Performance Maximum (Payout Factor= 150%)
Adjusted Diluted “Core Earnings” Per Share	<$2.78	$2.78	$3.27	>= $3.88
Adjusted “Core Earnings” Operating Expenses (millions)	>$953	$953	$910	<=$867
Business Processing EBITDA (millions)	<$47	$47	$56	>= $64
Private Education Loan Gross Defaults (millions)	>$620	$620	$520	<= $420

In addition to these financial metrics, the Committee also considers the Company’s annual progress towards achieving certain pre-established strategic priorities and may adjust MIP payouts positively or negatively to reflect the achievement of these priorities. These priorities are communicated to the NEOs as part of the Company’s annual business plan but are not assigned any particular MIP weighting.

_________________________________

9 See footnote 4 above for additional information regarding Adjusted Diluted “Core Earnings” Per Share.

10 See footnote 7 above for additional information regarding Adjusted “Core Earnings” Operating Expenses.

11 See footnote 6 above for additional information regarding EBITDA.

2022 Proxy Statement	60

Our performance in 2021 yielded an overall performance score of 120%, driven by notably strong performance against three of the four 2021 MIP goals. In addition, the Committee considered the successful achievement of a number of the pre-established strategic priorities included in the Company’s 2021 business plan, including the transfer of our servicing contract for U.S. Department of Education-owned student loan accounts to a third party, as well as the origination of $6.0 billion in private education refinance and in-school loans. The Committee also considered ESG priorities, including a shared goal for our NEOs to promote inclusion and diversity and an equitable work environment. These achievements effectively simplified, streamlined and de-risked the Company while creating shareholder value. As a result, the Committee approved a 5% increase in the payments to our NEOs, resulting in a final payout percentage of 125% under the 2021 MIP. These results are detailed in chart below.

2021 MIP Performance Results
2021 Performance Metric (i)	Performance Target (ii)	2021 Actual Performance (iii)	Payout Factor (iv)	Weighting (v)	Performance Score (vi)
Adjusted Diluted “Core Earnings” Per Share[12]	$3.27	$4.65	150.0%	50%	75.0%
Adjusted “Core Earnings” Operating Expenses[13] (millions)	$910	$973	0.0%	20%	0.0%
Business Processing EBITDA[14] (millions)	$56	$136	150.0%	15%	22.5%
Private Education Loan Gross Defaults (millions)	$520	$163	150.0%	15%	22.5%
Overall Performance Score:	120.0%
Payout Adjustment for Successfully Achieving 2021 Strategic Priorities:	5.0%
Final Payout Percentage:	125.0%

These performance results were reviewed and certified by the Compensation Committee in January 2022. In determining the incentive award amounts to be paid to each of our NEOs under the 2021 MIP, the Committee also considered the individual performance of each NEO, as reflected in annual performance assessments prepared by our CEO and presented to the Committee. As in previous years, the Committee consulted with the other independent members of the Board in reviewing the CEO’s performance and setting his incentive payout.

The incentive award amounts for our NEOs under the 2021 MIP, which were paid in cash in February 2022 with a final payout percentage of 125%, are set forth in the following table.

2021 MIP Payouts
Navient NEOs	2021 Base Salary ($)	Target % of Base Salary	2021 Target Incentive Award at 100% Achievement Amount ($)	2021 MIP Incentive Award at 125% Achievement Amount ($)
Mr. Remondi	1,000,000	150%	1,500,000	1,875,000
Mr. Fisher	350,000	150%	525,000	656,250
Mr. Kane	460,000	150%	690,000	862.500
Mr. Heleen	400,000	150%	600,000	750.000
Mr. Hauber	350,000	150%	525,000	656,250

2021 Long-term Incentive Program

Our long-term incentive program is designed to drive long-term performance and shareholder value by delivering a significant portion of NEO compensation through a mix of restricted stock units (“RSUs”) and performance stock units (“PSUs”). Similar to the mix for 2020, Mr. Remondi’s 2021 long-term incentive award was delivered 60% in the form of PSUs and 40% in the form of RSUs (in terms of grant date value). Each of our other NEOs received long-term incentive awards split equally between RSUs and PSUs.

_____________________________

12 See footnote 4 above for additional information regarding Adjusted Diluted “Core Earnings” Per Share.

13 See footnote 7 above for additional information regarding Adjusted “Core Earnings” Operating Expenses which for 2021 excludes $233 million in net regulatory-related expenses and $26 million in restructuring expenses.

14 See footnote 6 above for additional information regarding EBITDA.

2022 Proxy Statement	61

The chart below details the 2021 long-term incentive awards for our NEOs:

Navient NEOs	Performance Stock Units(1) (#)	Restricted Stock Units(2) (#)	Total Award Value(3) ($)
Mr. Remondi	253,378	162,601	5,000,000
Mr. Fisher	21,114	20,325	500,000
Mr. Kane	42,229	40.650	1,000,000
Mr. Heleen	31,672	30,487	750,000
Mr. Hauber	21,114	20,325	500,000

(1)

This column represents the target PSUs granted to each of the NEOs on February 4, 2021, with the target number of PSUs equal to 50% (60% for Mr. Remondi) of the approved 2021 long-term incentive award amount divided by the grant-date fair value per PSU share determined in accordance with FASB ASC Topic 718 ($11.84). Each PSU is subject to performance-based vesting over a three-year performance period beginning on January 1, 2021, and ending on December 31, 2023. The vesting provisions of these PSUs are described below.

(2)

This column represents the RSUs granted to each of the NEOs on February 4, 2021, with the number of RSUs equal to 50% (40% for Mr. Remondi) of the approved 2021 long-term incentive award amount divided by the closing price of Navient Common Stock on the grant date ($12.30). These RSUs are scheduled to vest in one-third increments on each of the first, second and third anniversaries of the grant date, subject to certain terms and conditions.

(3)

Total award value differs slightly from the grant date fair value, as reflected in the “Summary Compensation Table” and “Grants of Plan-Based Awards” table, as the number of units is rounded down to the nearest whole unit to avoid the issuance of fractional units or shares.

2021-23 Performance Stock Units

PSUs granted in 2021 as part of our 2021 long-term incentive program are designed to vest at the end of 2023, with a potential payout ranging from 0% to 150% of the target number of units, based on cumulative performance over the 2021-23 performance period.

Our 2021 PSU design was similar to 2020, with 70% weight assigned to net student loan cash flows as a primary driver of the Company’s value, and 30% weight assigned to return on equity (“ROE”), a standard financial metric that incents a disciplined approach to managing, allocating and investing capital to achieve the best return for shareholders. Given the impact of accounting rules on certain businesses, separate annual ROE targets will be established by the Committee for each year in the 2021-23 PSU performance cycle, with targets set at the beginning of each year. Each annual ROE target will have 10% weight and earned awards will not be paid until after the end of the 2021-23 performance period. The 2021 PSUs, like the 2020 PSUs, utilize “Core Earnings” ROE calculated using average stockholder’s equity on a “Core Earnings” basis, which eliminates volatility associated with derivative related mark-to-market adjustments that are out of management’s control.15

We also introduced two new features this year for the 2021-23 PSUs designed to further align our executives’ interests with those of our shareholders: a relative total shareholder return (“rTSR”) performance multiplier and a one-year, post-vesting holding requirement for any shares delivered in settlement of earned and vested PSUs. The addition of both features is intended to emphasize the Company’s keen focus on delivering superior overall returns to shareholders.

The rTSR multiplier works as follows. Vesting of the 2021-23 PSUs—as determined solely by net student loan cash flows and ROE—will be multiplied by +/- 20% based on the Company’s rTSR performance over the three-year performance period, raising the overall maximum potential payout to 180% of the target number of units and introducing additional “down-side” risk. The Company’s rTSR performance depends on where its total shareholder return for the 2021-23 performance period ranks in comparison to the total shareholder returns of a group of peer companies for the same period. The peer group consists of the companies in the S&P 400 Financials Index at the start of the performance period, adjusted for certain merger and acquisition, spinoff or bankruptcy events impacting the companies in the peer group during the performance period.

Total shareholder return for both the Company and the members of the peer group is the change in price of a share of a company’s stock from the start to the end of the performance period, including reinvested dividends, divided by the share price at the start of the performance period. Starting and ending share prices are averaged over a 30-day period to smooth the results. If our total shareholder return for the performance period is in the 75th or higher percentile of the peer group companies, the rTSR multiplier will be 120%; if our total shareholder return for the performance period is in the 25th or lower percentile of the peer group companies, the rTSR multiplier will be 80%; and if our total shareholder return for the performance period is between the 25th and 75th percentiles of the peer group companies, the rTSR multiplier will be interpolated on a straight line basis between 80% and 120%.

_______________________________

15 For purposes of these PSUs, “Core Earnings” Return on Equity is calculated as a percentage equal to the Company’s “Core Earnings” net income for each of fiscal years 2021, 2022 and 2023 (as shown in the segment reporting footnote in the Company’s audited financial statements as published in the Company’s annual report on Form 10-K, excluding the impact of any regulatory and restructuring costs), divided by average stockholder’s equity for each such year (determined using the average balance of stockholder’s equity on a “Core Earnings” basis for each quarter in a given year).

2022 Proxy Statement	62

The post-vesting holding period requirement means that, for one year after the date the shares are issued, executives will not be able to sell or otherwise transfer any shares received upon settlement of any earned and vested 2021-23 PSUs, other than shares issued upon an executive’s death or disability or as needed to pay required tax withholding obligations.

These performance metrics for the 2021-23 PSUs are summarized below:

2021-23 Performance Stock Units
2021-23 PSU Performance Metric	Weight	Rationale
Cumulative Net Student Loan Cash Flows[16]	70%	•	Promotes successful management of our loan portfolios
		•	Critical driver of shareholder value, supporting dividends, share repurchases and debt payments
		•	Supports growth of strategic businesses, including consumer lending
“Core Earnings” Return on Equity[17]	10% / 10% / 10%	•	Requires focus on managing, allocating and investing capital to achieve the best return for shareholders
		•	Standard financial metric that permits comparability across peer groups and industry-wide benchmarks.

__________________________________

16 Cumulative Net Student Loan Cash Flows is a non-GAAP financial measure that does not represent a comprehensive basis of accounting. Cumulative Net Student Loan Cash Flows are the aggregate cash flows net of secured borrowings from all student loans (including private credit refinance loans) realized for the fiscal years 2021, 2022 and 2023, including student loan cash flows realized from new acquisitions, but excluding the impact of cash flows for fiscal years beyond 2023 that are accelerated through securitizing or pledging unencumbered student loans or through loan sales.

17 Annual “Core Earnings” Return on Equity targets and range are established by the Committee at the beginning of each respective year, with each year’s performance counting 1/3 towards the total 30% weight. “Core Earnings” Return on Equity is a non-GAAP financial measure that does not represent a comprehensive basis of accounting. For more information on the definition of “Core Earnings” Return on Equity, see footnote 15 above. For a reconciliation of our non-GAAP financial measures with GAAP results, please refer to the section titled “Non-GAAP Financial Measures” on pages 37-45 of our 2021 Annual Report, as well as the section titled “Non-GAAP Financial Measures” in each of our quarterly reports filed on Forms 10-Q.

2022 Proxy Statement	63

The chart below shows the potential for vesting as a percentage of the target number of PSUs:

2021-23 Performance Stock Units
Performance Metric	Weight	Percentage of 2021-23 PSUs Vesting*
		0%	50%	100%	150%
Cumulative Net Student Loan Cash Flows	70%	Less than $7.079 billion	$7.079 billion	$8.014 billion	$9.016 billion or greater
2021 “Core Earnings” Return on Equity	10%	Less than 16%	16%	18%	20% or greater
2022 “Core Earnings” Return on Equity	10%	Less than 14.3%	14.3%	15.7%	17.7% or greater
2023 “Core Earnings” Return on Equity[18]	10%	-	-	-	-

* For points between each performance level, the vesting percentages will be interpolated. That is, vesting will be interpolated between threshold performance (50% vesting) and target performance (100% vesting), as well as between target performance and maximum performance (150% vesting).

The Compensation Committee believes that the performance targets set for each metric are achievable but challenging in light of the uncertain regulatory, rating agency and overall economic environment. The Committee considers these environmental factors, prevailing market-competitive return ratios, and the resulting degree of difficulty that management faces in achieving the Company’s long-term growth and performance goals when establishing appropriate levels for threshold, target and maximum performance levels and payout curves. The Committee established threshold, target and maximum levels of performance for 2022 “Core Earnings” Return on Equity at the beginning of calendar year 2022. These levels reflect our general market expectations for 2022, as well as our expectation that average stockholder’s equity for 2022 (determined using the average balance of stockholder’s equity on a “Core Earnings” basis for each quarter in 2022) will remain stable in 2022 while our legacy loan portfolio continues to amortize, resulting in a lower expected “Core Earnings” Return on Equity for 2022 relative to 2021.

The Company achieved a “Core Earnings” ROE of 24.6% for fiscal year 2021, which equates to maximum achievement (150%) of the 2021 goal for that performance metric.

2020-22 Performance Stock Units

The achievement of the 2021 ROE performance goal at the maximum level (150%) described above applies to the 2021 “Core Earnings” ROE performance metric for the 2020-22 PSU awards granted in early 2020 (weighted at 10% of the 2020-22 PSUs). The Company achieved a 2020 “Core Earnings” ROE of 23.2%, which equated to maximum achievement (150%) of the 2020 goal for that metric under the 2020-22 PSUs (also at weighted 10% of the 2020-22 PSUs). These results were driven by Navient’s strong earnings results in both 2020 and 2021.

2019-21 Performance Stock Units

Fiscal year 2021 also marked the final year of a three-year performance period associated with PSUs granted to our executive team in early 2019 as part of our long-term incentive program. These 2019-21 PSUs were designed to vest in early 2022 based on performance through the end of 2021, with a potential payout ranging from 0% to 150% of the target number of units, determined by cumulative performance over the 2019-21 performance period. The following performance metrics were selected in early 2019 to focus management on specific long-term business objectives:

_________________________________

18 The Committee will establish the “Core Earnings” Return on Equity target and range for 2023 at the beginning of calendar year 2023.

2022 Proxy Statement	64

2019-21 PSU Performance Metric	Weight	Rationale
Cumulative Net Student Loan Cash Flows	70%	•	Promotes successful management of our loan portfolios
		•	Critical driver of shareholder value, supporting dividends, share repurchases and debt payments
		•	Supports growth of strategic businesses, including consumer lending
”Core Earnings” Return on Equity	10% / 10%	•	Requires focus on managing, allocating and investing capital to achieve the best return for shareholders
	/10%	•	Standard financial metric that permits comparability across peer groups and industry-wide benchmarks

The following chart summarizes the Company’s cumulative performance over the 2019-21 performance period relative to the targets established for each of these metrics. Our performance during this three-year period resulted in the 2019-21 PSUs vesting at 119% of the target number of units.

2019-21 Performance Stock Units
2019-21 Performance Metric	Performance Target	2019-21 Actual Performance	Payout Factor	Weight	Performance Score
Cumulative Net Student Loan Cash Flows[5] (millions)	$9,100	$9,180	105%	70%	74%
2019 “Core Earnings” Return on Equity[6] (millions)	12.7%	17.4%	150%	10%	15%
2020 “Core Earnings” Return on Equity[18] (millions)	20.6%	23.2%	150%	10%	15%
2021 “Core Earnings” Return on Equity[18] (millions)	18.0%	24.6%	150%	10%	15%
		Overall Performance Score: 119%

Deferred Compensation

We provide our NEOs with the opportunity to defer a portion of their compensation under the Navient Deferred Compensation Plan (the “Deferred Compensation Plan”). The Deferred Compensation Plan is designed to provide all of our senior employees, including our NEOs, with the opportunity to save for retirement and other personal expenses on a tax-advantaged basis. Each participating employee may elect to defer a portion of his or her eligible compensation under the Deferred Compensation Plan, and amounts deferred are credited to bookkeeping accounts. The Company does not make any contributions to the Deferred Compensation Plan for periods on or after January 1, 2019. Amounts in each participant’s account are indexed to one or more investment alternatives chosen by each participant from a range of market-based alternatives. The Deferred Compensation Plan does not pay above-market or preferential earnings on compensation deferred under or contributed to the plan. Additional details for our NEOs who participate can be found below under the “Non-Qualified Deferred Compensation” table.

Health, Welfare and Retirement Benefits

Our NEOs are eligible to participate in the same broad-based employee benefit programs that we offer to our other employees, such as group health benefits and tax-qualified retirement benefits.

Perquisites

Perquisites are limited and are not a significant portion of our compensation program. In 2021, we did not provide relocation allowances to any NEO other than to Mr. Fisher, who, at the time of his promotion to CFO in October 2020, was based at the Company’s Herndon, Virginia office and was made eligible for up to $150,000 in relocation benefits to facilitate his relocation to the Wilmington, Delaware area. No amounts were drawn by Mr. Fisher in 2020 or 2021. We provided transportation allowances to our CEO as described in the Summary Compensation Table below.

_________________________________

19 Cumulative Net Student Loan Cash Flows is a non-GAAP financial measure that does not represent a comprehensive basis of accounting. Cumulative Net Student Loan Cash Flows include aggregate cash flows net of secured borrowings from student loans realized for the fiscal years 2019, 2020 and 2021, including student loan cash flows realized from new acquisitions, but excluding the impact of cash flows for fiscal years beyond 2021 that are accelerated through securitizing or pledging unencumbered student loans or through loan sales.

20 “Core Earnings” Return on Equity is a non-GAAP financial measure that does not represent a comprehensive basis of accounting. For more information on the definition of “Core Earnings” Return on Equity, see footnote 15 above. For a reconciliation of our non-GAAP financial measures with GAAP results, please refer to the section titled “Non-GAAP Financial Measures” on pages 37-45 of our 2021 Annual Report, as well as the section titled “Non-GAAP Financial Measures” in each of our quarterly reports filed on Forms 10-Q.

2022 Proxy Statement	65

Severance Benefits

Navient has adopted an executive severance plan and a change in control severance plan, which are described in greater detail under the heading “Arrangements with Named Executive Officers” below. We generally utilize plans (as opposed to individual agreements) to provide severance and change in control payments and benefits for several reasons. First, a “plan” approach provides us with the flexibility to change the terms of severance benefits from time to time. In addition, this approach is more transparent, both internally and externally, which eliminates the need to negotiate severance or other employment separation benefits on a case-by-case basis and assures each of the executives that his or her severance benefits are comparable to those of other executives with similar levels of responsibility and tenure.

Under the executive severance plan, our NEOs are eligible for severance payments in the event of an involuntary termination of employment without “cause.” In addition, they are eligible for “double trigger” severance payments under the change in control severance plan in the event of an involuntary termination of employment without “cause” or a termination of employment with “good reason” in connection with a change in control of Navient. All plan participants, including our NEOs, are entitled to certain limited “single trigger” benefits upon a change in control, including equity acceleration, only when equity awards are not honored, assumed, or replaced by a successor employer of Navient. Such equity acceleration provides NEOs with the benefit of these outstanding awards granted in prior years. They also may be able to exercise the awards and possibly participate in the change in control transaction for the consideration received.

Other Arrangements, Policies and Practices Related to Our Executive Compensation Program

Share Ownership Guidelines

Navient has adopted share ownership guidelines applicable to its senior executives, including our NEOs. These ownership guidelines, which are required to be achieved over a five-year period, are as follows:

•	Chief Executive Officer — Lesser of 1 million shares or $5 million in value
•	Executive Vice President — Lesser of 200,000 shares or $1 million in value
•	Senior Vice President — Lesser of 70,000 shares or $350,000 in value

Each of our NEOs other than Mr. Remondi holds the title of Executive Vice President.

The guidelines encourage continued ownership of a significant amount of Navient’s Common stock acquired through equity awards and help align the interests of our senior executives with the interests of our shareholders. A senior executive must hold Navient Common Stock acquired through equity grants until the applicable thresholds are met, and a senior executive will not be eligible to receive equity grants during the following year if he or she sells this stock (whether before or after such guidelines are met) if such sale results in a decrease below the thresholds established by the guidelines.

The following shares and share units count towards the ownership guidelines: shares held in brokerage accounts; vested shares credited to deferred compensation accounts; shares credited to qualified retirement plan accounts; vested performance stock; and restricted stock and RSUs that vest solely upon the passage of time, on an after-tax basis.

All of Navient’s NEOs are in compliance with the share ownership guidelines as of the date of this proxy statement either through their stock ownership levels or due to the five-year initial period not being finished.

Hedging/Pledging Prohibition

Navient policy prohibits directors and senior management from engaging in hedging, pledging and certain other transactions involving Navient Common Stock. See “Director Compensation” above for additional details.

Policy on Rule 10b5-1 Trading Plans

The Company has a policy governing the use by directors and executive officers of pre-established trading plans for sales of our Common Stock. See “Director Compensation” above for additional details.

Clawback

All types of cash and equity-based awards made to senior officers, including our NEOs, under the Navient Corporation 2014 Omnibus Incentive Plan (as amended and restated) are subject to clawback in the event of a material misstatement of Navient’s financial results and other qualifying events. Navient enhanced its clawback policy in 2017 following an extensive review and consideration of the Company’s then-existing clawback policy by the Compensation Committee. The enhanced clawback policy grants the Board discretion to recoup incentive compensation both in the event of a financial restatement and in the case of the executive’s misconduct involving a material violation of Navient policy or commission of fraud or other misconduct involving Navient. Following engagement with its shareholders, the Board further enhanced the clawback policy in March 2018 to add a clawback trigger in the event of misconduct committed by persons under a senior officer’s supervision.

2022 Proxy Statement	66

Navient Compensation Committee Process for Approving Long-term Awards

The Compensation Committee approves long-term awards on an annual basis at a regularly scheduled committee meeting. The Committee has delegated authority to a sub-committee consisting of the Compensation Committee Chair and the CEO (the “Sub-Committee”) to approve long-term awards for new employees and promotions below the executive officer level. These awards generally are effective on the day on which the Sub-Committee approves the awards (or, if later, the employee’s hire or promotion date). The Compensation Committee approves any awards to newly hired or promoted executive officers. The grant date for these awards generally is the applicable meeting date of the Committee at which the awards are approved (or, if later, the officer’s hire or promotion date). Under the terms of the Navient Corporation 2014 Omnibus Incentive Plan, as amended and restated, stock options are required to be priced at the closing market price of Navient’s Common Stock on the Nasdaq on the date of grant.

Tax Deductibility of Compensation Over $1 Million

Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally disallows a federal income tax deduction for annual compensation over $1 million paid to our chief executive officer, chief financial officer, three other most highly compensated officers and anyone who has served as one of our covered officers after 2016, other than pursuant to certain grandfathered compensation arrangements. The Compensation Committee retains the flexibility to award compensation to the NEOs that is not deductible for U.S. federal income tax purposes.

Changes to Our Executive Compensation Program for 2022

The Compensation Committee made changes to our annual incentive plan for 2022, as well as our long-term incentive program for 2022. These changes emphasize the evolving nature of our businesses as our legacy loan portfolio continues to amortize and continues to align executive compensation with value for shareholders. These changes are described below.

2022 Annual Incentive Program

The Committee continued its focus on Adjusted Diluted “Core Earnings” Per Share as the key financial metric in the annual Management Incentive Plan (“MIP”) for 2022, with an unchanged weighting of 50%. Two other financial metrics are carried forward from the 2021 MIP—Business Processing EBITDA and Private Education Loan Gross Defaults—each with an unchanged weighting of 15%. Because investors continue to focus on Navient’s ability to drive operating efficiency, the Committee replaced Adjusted “Core Earnings” Operating Expenses with Adjusted “Core Earnings” Efficiency Ratio. This commonly used performance metric, which will be weighed at 20%, will allow us to provide a comparative metric against our peers.

Long-term Incentive Program for 2022

As in prior years, the PSUs granted in 2022 are designed to vest at the end of a three-year performance period, with a potential payout based on cumulative performance over the 2022-24 performance period. The design of the 2022 PSUs is similar to PSUs granted in 2021 in that net student loan cash flows and return on equity (“ROE”) remain as the two key performance metrics, with an additional performance “multiplier” based on the Company’s total shareholder return relative to a performance peer group consisting of all companies in the S&P 400 Financials Index (“rTSR”).

To emphasize the evolving nature our businesses, the weighting assigned to net student loan cash flows has decreased from 70% to 55% and the weighting assigned to ROE has increased from 30% to 45%. As our legacy loan portfolio continues to amortize, ROE is becoming a more relevant for Navient as a standard financial metric that permits comparability across peer groups and industry-wide benchmarks. As in prior years, separate annual ROE targets will be established by the Committee for each year in the 2022-24 PSU performance cycle, with targets set at the beginning of each year, and each annual ROE target will have 15% weight. Potential payouts based on performance relative to these two performance metrics will range from 0% to 150% of the target number of units. Vesting of the 2022 PSUs—as determined solely by net student loan cash flows and ROE—will be multiplied by +/- 20% based on the Company’s rTSR performance over the three-year performance period, raising the overall maximum potential payout to 180% of the target number of units and introducing additional “down-side” risk.

2022 Proxy Statement	67

Summary Compensation Table

The table below summarizes compensation paid, awarded to or earned by each of our named executive officers (“NEOs”) for the fiscal years ended December 31, 2021, December 31, 2020, and December 31, 2019.

NAME AND PRINCIPAL POSITION(1)	YEAR	SALARY(2) ($)	BONUS ($)	STOCK AWARDS(3) ($)	OPTION AWARDS(3) ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION(4) ($)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS(5) ($)	ALL OTHER COMPENSATION(6) ($)	TOTAL ($)
Jack Remondi	2021	1,000,000	0	4,999,987	0	1,875,000	-	8,979	7,883,966
President and Chief	2020	1,038,461	0	4,999,972	0	2,055,000	-	8,274	8,101,707
Executive Officer	2019	1,000,000	0	4,999,989	0	1,785,000	-	8,332	7,793,321

Joe Fisher	2021	350,000	0	499,987	0	656,250	-	14,500	1,520,737
Chief Financial	2020	257,860	0	239,984	0	305,105	-	8,137	811,086
Officer

John Kane	2021	460,000	0	999,986	0	862,500	-	14,500	2,336,986
Group President, Business	2020	477,692	0	999,972	0	945,300	-	14,250	2,437,214
Processing Solutions	2019	460,000	0	999,993	0	821,100	-	14,000	2,295,093

Mark Heleen	2021	400,000	0	749,986	0	750,000	-	14,500	1,912,755
Chief Legal Officer	2020	399,807	0	749,979	0	791,175	-	14,250	1,955,211
and Secretary	2019	384,999	0	749,983	0	687,225	-	14,000	1,836,207

Steve Hauber	2021	350,000	0	499,987	0	656,250	-	14,500	1,520,737
Chief Risk and	2020	363,461	0	499,986	0	719,250	-	14,250	1,596,947
Compliance Officer	2019	345,384	0	499,996	0	624,750	-	14,000	1,484,130

(1)	Reflects the position held by each NEO as of December 31, 2021.

(2)

Navient pays employee salaries in bi-weekly installments throughout the calendar year. In 2020, the Company’s standard payroll schedule for all salaried employees, including each NEO, included 27 bi-weekly pay periods.

(3)

Amounts shown are the grant date fair values of the various stock-based awards granted during 2019, 2021 and 2022 computed in accordance with the Financial Accounting Standards Board’s (FASB) Accounting Standards Codification (ASC) Topic 718. Additional details on accounting for stock-based compensation can be found in “Note 2—Significant Accounting Policies” to the audited consolidated financial statements included in the 2021 Annual Report on Form 10-K.

The grant-date fair value of performance stock units (“PSUs”) awarded during each fiscal year is shown based on the probable performance (target) value of the awards. The maximum grant-date fair value of the PSU awards for 2021 assuming all performance goals—including relative total shareholder return—were achieved at their maximum levels would be as follows: for Mr. Remondi, $5,399,987; for Mr. Fisher, $449,979; for Mr. Kane, $899,982; for Mr. Heleen, $674,986; and for Mr. Hauber, $449,979.

(4)	Annual incentive awards were paid to NEOs under the Management Incentive Plan in cash.

(5)	Navient’s non-qualified deferred compensation plan does not provide for above-market or preferential earnings on compensation deferred under the plan.

(6)	For 2021, the components of “All Other Compensation” were as follows:

Name	Employer Contributions To Defined Contribution Plan (A) ($)	Transportation Allowance(B) ($)	Total ($)
Remondi	8,692	287	8,979
Fisher	14,500	0	14,500
Kane	14,500	0	14,500
Heleen	14,500	0	14,500
Hauber	14,500	0	14,500

(A)	Amounts credited to Navient’s tax-qualified defined contribution plan.

(B)	Automobile allowance benefit calculated based on the annual lease method.

2022 Proxy Statement	68

Grants of Plan-Based Awards

		ESTIMATED POSSIBLE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS(2)			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS(3) (#)	GRANT DATE FAIR VALUE OF STOCK AWARDS(4) ($)
NAME	GRANT DATE	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Remondi	Management Incentive Plan	-	1,500,000	2,250,000
	2/4/2021				126,689	253,378	456,080		2,999,995
	2/4/2021							162,601	1,999,992
Fisher	Management Incentive Plan	-	525,000	787,500
	2/4/2021				10.557	21,114	38,005		249,989
	2/4/2021							20,325	249,997
Kane	Management Incentive Plan	-	690,000	1,035,000
	2/4/2021				21,114	42,229	76,012		499,991
	2/4/2021							40,650	499,995
Heleen	Management Incentive Plan	-	600,000	900,000
	2/4/2021				15,836	31,672	57,009		374,996
	2/4/2021							30,487	374,990
Hauber	Management Incentive Plan	-	525,000	787,500
	2/4/2021				10,557	21,114	38,005		249,989
	2/4/2021							20,325	249,997

(1)

Represents the possible total payouts for each Navient Named Executive Officer (“NEO”) under the Navient 2021 Management Incentive Plan (“MIP”). The actual amounts earned under the 2021 MIP and paid in February 2022 are set forth below:

	Target 2021 MIP Payout ($)	Actual 2021 MIP Payout ($)
Mr. Remondi	1,500,000	$1,875,000
Mr. Fisher	525,000	$656,250
Mr. Kane	690,000	$862,500
Mr. Heleen	600,000	$750,000
Mr. Hauber	525,000	$656,250

(2)

Represents the range of PSUs granted on February 4, 2021, that may vest based on various performance metrics for the three-year performance period from January 1, 2021, through December 31, 2023. See “Long-term Incentive Program” in the Compensation Discussion and Analysis above for additional details regarding the performance metrics associated with these PSUs.

(3)

Stock awards granted on February 4, 2021, to Messrs. Remondi, Fisher, Kane, Heleen and Hauber represent RSUs that have vested or will vest and convert into shares of Common Stock in one-third increments on February 4, 2022, February 4, 2023, and February 4, 2024.

(4)

Amounts disclosed for awards granted in 2021 represent the grant date fair value computed in accordance with FASB ASC Topic 718. Additional details on accounting for stock-based compensation can be found in “Note 2—Significant Accounting Policies” to the audited consolidated financial statements included in the 2021 Annual Report

2022 Proxy Statement	69

Outstanding Equity Awards at Fiscal Year End

The table below sets forth information regarding Navient equity awards that were outstanding as of December 31, 2021.

		OPTION AWARDS				STOCK AWARDS
NAME	GRANT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS EXERCISABLE (#)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS UNEXERCISABLE (#)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (1) (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED(2) ($)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED(3) (#)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS, OR OTHER RIGHTS THAT HAVE NOT VESTED(2) ($)
Remondi	2/6/2017	297,397	-	15.4800	2/6/2022	-	-	-	-
	2/5/2018	463,320	-	13.6300	2/5/2023	-	-	-	-
	2/5/2019	-	-	-	-	65,943	1,399,310	-	-
	2/5/2019	-	-	-	-	368,435	7,818,190	-	-
	2/6/2020		-	-	-	101,870	2,161,681	-	-
	2/6/2020	-	-	-	-	-	-	358,890	7,615,645
	2/4/2021	-	-	-	-	161,293	3,422,637	-	-
	2/4/2021	-	-	-	-	-	-	472,098	10,017,919
Fisher	2/5/2019	-	-	-	-	3,303	70,089	-	-
	2/6/2020	-	-	-	-	4785	101,537	-	-
	10/7/2020	-	-	-	-	11,686	247,976	-	-
	2/4/2021	-	-	-	-	21,038	446,426	-	-
	2/4/2021	-	-	-	-	-	-	39,339	834,773
Kane	2/6/2017	107,806	-	15.4800	2/6/2022	-	-	-	-
	2/5/2018	150,579	-	13.6300	2/5/2023	-	-	-	-
	2/5/2019	-	-	-	-	17,201	365,005	-	-
	2/5/2019	-	-	-	-	61,405	1,303,014	-	-
	2/6/2020	-	-	-	-	26,584	564,112	-	-
	2/6/2020	-	-	-	-	-	-	59,812	1,269,210
	2/4/2021	-	-	-	-	42,077	892,873	-	-
	2/4/2021	-	-	-	-	-	-	78,681	1,669,610
Heleen	2/5/2018	86,872	-	13.6300	2/5/2023	-	-	-	-
	2/5/2019	-	-	-	-	12,359	262,257	-	-
	2/5/2019	-	-	-	-	46,053	977,244	-	-
	2/6/2020	-	-	-	-	19,092	405,132	-	-
	2/6/2020	-	-	-	-	-	-	44,859	951,907
	2/4/2021	-	-	-	-	30,229	641,459	-	-
	2/4/2021	-	-	-	-	-	-	59,011	1,252,213
Hauber	2/6/2017	39,033	-	15.4800	2/6/2022	-	-	-	-
	2/5/2018	57,915	-	13.6300	2/5/2023	-	-	-	-
	2/5/2019	-	-	-	-	8,600	182,492	-	-
	2/5/2019	-	-	-	-	30,702	651,496	-	-
	2/6/2020	-	-	-	-	13,292	282,056	-	-
	2/6/2020	-	-	-	-	-	-	29,905	634,584
	2/4/2021	-	-	-	-	21,038	446,426	-	-
	2/4/2021	-	-	-	-	-	-	39,339	834,773

(1)

RSUs granted in 2019 have vested or will vest in one-third increments on February 5, 2020, February 5, 2021, and February 5, 2022. RSUs granted in February 2020 have vested or will vest in one-third increments on February 6, 2021, February 6, 2022, and February 6, 2023. RSUs granted to Mr. Fisher in October 2020 will vest in one-third increments on October 7, 2021, October 7, 2022, and October 7, 2023. RSUs granted in 2021 have vested or will vest in one-third increments on February 4, 2022, February 4, 2023, and February 4, 2024.

PSUs granted in 2019 vested after a three-year performance period (2019-21), with the potential payout ranging from 0% to 150% of the target number of units. Based on the Company’s actual performance during the three-year performance period relative to pre-established performance goals, these PSUs vested at119% of the target number of units and were settled in shares of the Company’s common stock on March 1, 2022. These 2019-21 PSUs are shown above as outstanding on December 31, 2021, based on the final vested amount (i.e., 119% of the target number of units). See “2019-21 Performance Stock Units” in the Compensation Discussion and Analysis above for additional details regarding these PSUs.

2022 Proxy Statement	70

Amounts include all accrued and unvested whole share dividend equivalent units (“DEUs”) that vest only to the extent and at the same time the underlying award on which they are issued vest.

(2)	Market value of shares or units is calculated based on the closing market price of $21.22 for Navient Common Stock on December 31, 2021.

(3)

Shows the maximum number of PSUs realizable upon vesting relative to grants made in 2020 and 2021. These PSUs will vest after a three-year performance period (2020-22 for PSUs granted in 2020 and 2021-23 for PSUs granted in 2021). PSUs granted in 2020 have a potential payout ranging from 0% to 150% of the target number of units, and PSUs granted in 2021 have a potential payout ranging from 0% to 180%. Amounts include all accrued and unvested whole share DEUs that vest only to the extent and at the same time that the underlying award on which they are issued vest. The number of units and payout value reported is based on achieving certain performance goals. See discussion of 2020-22 PSUs and 2021-23 PSUs in the Compensation Discussion and Analysis above for additional details regarding the performance metrics associated with these PSUs.

Option Exercises and Stock Vested During Fiscal Year 2021

	Option Awards		Stock Awards
NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (1) (#)	VALUE REALIZED ON EXERCISE (2) ($)	NUMBER OF SHARES ACQUIRED ON VESTING (3) (#)	VALUE REALIZED ON VESTING (4) ($)
Remondi	842,376	2,208,009	289,035	3,717,462
Fisher	0	0	14,299	218,334
Kane	274,719	721,705	84,738	1,075,205
Heleen	55,762	149,442	54,384	699,490
Hauber	146,946	320,258	35,990	455,786

(1)

Mr. Remondi exercised 80,000 net-settled stock options on January 14, 2021, with a strike price of $9.3771 and a market price of $12.20, receiving 12,254 net shares. He later exercised 762,376 net-settled stock options on February 2, 2021, with a strike price of $9.18 and a market price of $11.78, receiving 91,183 net shares. Mr. Kane exercised 13,333 net-settled stock options on January 14, 2021, with a strike price of $9.3771 and a market price of $11.94, receiving 1,778 net shares, and he exercised an additional 100,000 net-settled stock options on January 14, 2021, with a strike price of $9.18 and a market price of $11.94, receiving 15,237 net shares. Mr. Kane also exercised 161,386 net-settled stock options on February 2, 2021, with a strike price of $9.18 and a market price of $11.73, receiving 23,676 net shares. Mr. Heleen exercised 55,762 net-settled stock options on May 27, 2021, with a strike price of $15.48 and a market price of $18.16, receiving 4,372 net shares. Mr. Hauber exercised 8,333 net-settled stock options on January 14, 2021, with a strike price of $9.3771 and a market price of $10.05, receiving 359 net shares, and he exercised an additional 138,613 net-settled stock options on January 29, 2021, with a strike price of $9.18 and a market price of $11.45, receiving 18,711 net shares.

(2)

The value realized upon exercise is the number of net-settled stock options exercised multiplied by the difference between the market price of Navient Common Stock at exercise and the strike price on the net-settled options.

(3)	Represents shares acquired upon the vesting of restricted stock units (“RSUs”), the associated dividend equivalent units (“DEUs”) and any fractional share settlement.

(4)	The value realized on vesting is the number of shares vested multiplied by the closing market price of Navient Common Stock on the vesting date.

Pension Benefits

The Company has no tax-qualified pension plans and no non-qualified supplemental pension plans.

Non-Qualified Deferred Compensation

Under the Navient Corporation Deferred Compensation Plan (the “Deferred Compensation Plan”), eligible employees, including our NEOs, may elect to defer up to 80 percent of their annual cash-based compensation. The Company does not make any contributions to the Deferred Compensation Plan effective for periods on or after January 1, 2019.

All participant deferrals are credited to bookkeeping accounts. Amounts in each participant’s account are indexed to one or more investment alternatives chosen by the participant from a range of market-based alternatives. The Deferred Compensation Plan does not pay above-market or preferential earnings. Participants elect the time and form of payment of their accounts. Accounts generally are paid no sooner than the first day of the seventh month following the participant’s termination of employment, although certain in-service distributions are permitted. Immediate distributions upon the death or disability of the participant also are permitted. Accounts generally may be distributed either in a single lump sum or in up to ten (10) annual installments.

2022 Proxy Statement	71

The following table provides information regarding contributions and earnings under the Deferred Compensation Plan in 2021, as well as year-end account balances, for each of our NEOs.

Name	EXECUTIVE CONTRIBUTIONS IN 2021 (1)	REGISTRANT CONTRIBUTIONS IN 2021 (2)	AGGREGATE EARNINGS IN 2021	AGGREGATE WITHDRAWALS / DISTRIBUTIONS IN 2021	AGGREGATE BALANCE AT 12/31/2021 (3)
	($)	($)	($)	($)	($)
Remondi	0	0	392,223	0	2,057,547
Fisher	0	0	1,890	0	13,280
Kane	248,860	0	164,091	0	1,172,059
Heleen	0	0	0	0	0
Hauber	0	0	64,350	0	397,143

(1)

Executive contributions are withheld from the executive’s salary and/or non-equity incentive compensation for the relevant fiscal year and are reflected in the relevant column in the Summary Compensation Table for that year.

(2)	The Company does not make any contributions to the Deferred Compensation Plan effective for periods on or after January 1, 2019.

(3)

The aggregate balance at fiscal year-end reflects current and prior fiscal year executive and registrant contributions previously reported in the Summary Compensation Table for those years for executives who were named executive officers in those years.

Arrangements with Named Executive Officers

Navient has not entered into an employment agreement with any of its NEOs. However, our NEOs participate in the Company’s severance plans for senior officers, and each of our NEOs is entitled to certain severance payments pursuant to the terms and conditions of those plans, which are described below.

Executive Severance Plan

Under Navient’s Executive Severance Plan for Senior Officers, eligible officers will receive a lump sum cash payment equal to (i) a multiple of base salary and an average annual incentive award (determined over the last 24 months), plus (ii) pro-rated target annual incentive award for the year of termination, upon the following events: (a) resignation from employment for good reason (as defined in the plan); (b) the Company’s decision to terminate an eligible officer’s employment for any reason other than for cause (as defined in the plan), death or disability; or (c) upon mutual agreement of the Company and the eligible officer. The multiplier for each eligible officer position is as follows: CEO-2x; Executive and Senior Vice Presidents-1x. Each of our NEOs other than Mr. Remondi holds the title of Executive Vice President. Under the plan, in no event will a severance payment exceed a multiple of three times an officer’s base salary and annual incentive award.

In addition to the cash severance payment, eligible officers will receive subsidized medical benefits and outplacement services for 18 months (24 months for the CEO). Treatment of outstanding equity awards upon severance is governed by the terms of the applicable equity award agreement and not the severance plan.

Change in Control Severance Plan

Under Navient’s Change in Control Severance Plan for Senior Officers, if a termination of employment for reasons defined in the plan occurs within 24 months following a change in control of the Company, the participant is entitled to receive a lump sum cash payment equal to two times the sum of his or her base salary and average annual incentive award (based on the prior two years). A participant will also be entitled to receive a pro-rated portion of his or her target annual incentive award for the year in which the termination occurs, as well as continuation of medical benefits for a two-year period. Treatment of outstanding equity awards upon a change in control is governed by the terms of the applicable equity award agreement and not the severance plan. Under the equity award agreements, outstanding equity awards become vested and non-forfeitable in connection with a change in control only if (i) the participant’s employment is terminated, or (ii) the acquiring or surviving entity does not assume the equity awards. The plan does not allow for tax gross-ups.

2022 Proxy Statement	72

Potential Payments upon Termination or Change in Control

The tables below reflect the amount of compensation that would have been payable to each of our NEOs under various scenarios including if such individual’s employment had terminated and/or a change in control had occurred on December 31, 2021, given the individual’s compensation and service levels as of December 31, 2021, and based on Navient’s closing stock price of $21.22 per share on December 31, 2021, the last trading date of the year. The amounts disclosed in the tables below are in addition to: (i) compensation and benefits available prior to the occurrence of a termination of employment, such as vested stock options, and (ii) compensation and benefits available generally to all employees, such as distributions under Navient’s defined contribution retirement program, disability plans and accrued vacation pay.

The following severance arrangements were effective for our NEOs who were employed as executive officers of Navient on December 31, 2021: (i) the Navient Corporation Executive Severance Plan for Senior Officers, as amended and restated, (ii) the Navient Corporation Change in Control Severance Plan for Senior Officers, as amended and restated, and (iii) the Navient Corporation 2014 Omnibus Incentive Plan, as amended and restated.

Change in Control Without Termination

Name	Equity Vesting(1) ($)	Cash Severance ($)	Medical Insurance / Outplacement ($)	Total ($)
Remondi	-	-	-	-
Fisher	-	-	-	-
Kane	-	-	-	-
Heleen	-	-	-	-
Hauber	-	-	-	-

(1)

Under the equity award agreements, outstanding equity awards become vested and non-forfeitable in connection with a change in control only if (i) the participant’s employment is terminated, or (ii) the acquiring or surviving entity does not assume the equity awards. For purposes of this table, we have assumed that neither of these conditions is satisfied.

Change in Control and (i) Termination without Cause, or (ii) Termination for Good Reason

Name	Equity Vesting(2) ($)	Cash Severance ($)	Medical Insurance / Outplacement(3) ($)	Total ($)
Remondi	28,763,182	7,430,000	27,141	36,220,323
Fisher	1,492,110	2,186,355	27,431	3,705,896
Kane	5,451,830	3,417,800	16,170	8,885,800
Heleen	4,031,206	2,941,175	27,141	6,999,522
Hauber	2,725,841	2,600,500	27,141	5,353,482

(2)

For stock and stock unit awards, the amounts shown reflect the closing market price of Navient Common Stock on December 31, 2021 ($21.22). For stock options where the December 31, 2021, closing market price of Navient Common Stock was higher than the option exercise price, the amounts reflect the intrinsic value of the options as if they had been exercised on December 31, 2021. PSUs granted in 2019 vested at 119% of the target number of units based on Company performance over a three-year performance period (2019-21) and were settled on March 1, 2022. See discussion of 2019-21 PSUs in the Compensation Discussion and Analysis above for additional details. These 2019 PSUs are valued based on the number of PSUs actually earned for the three-year performance period ending on December 31, 2021.

(3)	Includes Navient’s estimated portion of the cost of health care benefits for 24 months.

2022 Proxy Statement	73

Termination without Cause or Termination for Good Reason

Name	Equity Vesting(4) ($)	Cash Severance ($)	Medical Insurance / Outplacement(5) ($)	Total ($)
Remondi	-	7,430,000	57,141	7,487,141
Fisher	-	1,355,677	50,573	1,406,250
Kane	-	2,053,900	42,128	2,096,028
Heleen	-	1,770,587	50,355	1,820,942
Hauber	-	1,562,750	50,355	1,613,105

(4)

By their terms, in the event of a termination without cause or a termination for good reason, outstanding Navient equity awards generally continue to vest pursuant to the vesting schedule set forth in each applicable award agreement as if the NEO remains employed by Navient through the pre-established vesting date. The value of 2020-22 PSUs and 2021-23 PSUs that would continue to vest is dependent on the achievement of the performance goals at the end of the applicable performance period. The value as of December 31, 2021, of 2019-21 PSUs and RSUs that would continue to vest is equal to the total of the amounts reported for each NEO in the “Market Value of Shares or Units of Stock That Have Not Yet Vested” column on the Outstanding Equity Awards at Fiscal Year End table, above. All stock options that would continue to vest had a strike price that exceeded the price of a share of Navient Common Stock as of December 31, 2021.

(5)

As President and Chief Executive Officer of Navient, Mr. Remondi is entitled to Navient’s estimated portion of the cost of health care benefits for a period of 24 months plus $30,000 of outplacement services. Amounts for Messrs. Fisher, Kane, Heleen and Hauber include Navient’s estimated portion of the cost of health care benefits for 18 months, plus $30,000 of outplacement services.

Termination for Cause or Resignation (other than for Good Reason or Retirement)

Name	Equity Vesting(6) ($)	Cash Severance ($)	Medical Insurance / Outplacement ($)	Total ($)
Remondi	-	-	-	-
Fisher	-	-	-	-
Kane	-	-	-	-
Heleen	-	-	-	-
Hauber	-	-	-	-

(6)

Vested and unvested equity awards are forfeited upon Termination for Cause (as defined in the Navient Corporation 2014 Omnibus Incentive Plan, as amended and restated) or resignation other than for Good Reason or Retirement.

Termination upon Retirement

Name	Equity Vesting(7) ($)	Cash Severance ($)	Medical Insurance / Outplacement ($)	Total ($)
Remondi	-	-	-	-
Fisher	-	-	-	-
Kane	-	-	-	-
Heleen	-	-	-	-
Hauber	-	-	-	-

(7)

Messrs. Remondi and Heleen each are eligible for retirement vesting of their outstanding equity awards pursuant to the award terms and the Company’s retirement policy. Outstanding equity awards generally continue to vest pursuant to the vesting schedule set forth in each applicable award agreement as if the NEO remains employed by Navient through the pre-established vesting date, provided that the NEO satisfies certain age and/or service conditions set forth in the Company’s retirement policy. The award recipient must be age 65 or older upon retirement, or the award recipient must have attained a combination of age and years of service totaling at least 75 years, to be eligible for retirement vesting. Service with both Former SLM and Navient is counted for these purposes. See footnote 4 above for a discussion of the values of equity awards that would continue to vest for Mr. Remondi and Mr. Heleen.

2022 Proxy Statement	74

Termination by Death or Disability

Name	Equity Vesting(8) ($)	Cash Severance ($)	Medical Insurance / Outplacement ($)	Total ($)
Remondi	28,763,182	-	-	28,763,182
Fisher	1,492,110	-	-	1,492,110
Kane	5,451,830	-	-	5,451,830
Heleen	4,031,206	-	-	4,031,206
Hauber	2,725,841	-	-	2,725,841

(8)

The vesting of all outstanding equity awards will accelerate upon termination of employment due to death or disability. For stock and stock unit awards, the amounts shown reflect the closing market price of Navient Common Stock on December 31, 2021 ($21.22). For stock options where the December 31, 2021, closing market price of Navient Common Stock was higher than the option exercise price, the amounts reflect the intrinsic value of the options as if they had been exercised on December 31, 2021. PSUs granted in 2019 vested at 119% of the target number of units based on Company performance over a three-year performance period (2019-21) and were settled on March 1, 2022. See discussion of 2019-21 PSUs in the Compensation Discussion and Analysis above for additional details. These 2019 PSUs are valued based on the number of PSUs actually earned for the three-year performance period ending on December 31, 2021.

CEO Pay Ratio

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the SEC adopted a rule requiring Navient to disclose annually: (i) the annual total compensation of the median employee identified by Navient (as described below), (ii) the annual total compensation of Navient’s principal or chief executive officer (“CEO”), and (iii) the estimated ratio of these two amounts.

To identify our median employee, we reviewed the annual compensation of all full-time, part-time, seasonal and temporary employees of Navient and its affiliated companies as of December 31, 2021. As permitted under SEC rules, we treated an employee’s 2021 “annual compensation” for this purpose as equal to the sum of his or her gross income, as reported on payroll records, plus all employer contributions to Navient’s qualified retirement plan made on the employee’s behalf. In identifying the median employee, we excluded the CEO. As of December 31, 2021, Navient and its affiliated companies had approximately 6,195 employees, all of whom reside in the United States or a U.S. territory.

Navient’s CEO is Mr. Remondi. His annual total compensation for 2021 was $7,883,966, as reflected in the Summary Compensation Table. The 2021 annual total compensation of the median employee identified by Navient, calculated in accordance with SEC rules regarding the Summary Compensation Table, was $42,587. Accordingly, Navient’s estimated 2021 pay ratio was 1 to 185.

SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the Navient pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. In addition, the median employee’s annual total compensation is unique to that individual and therefore is not an indicator of the annual total compensation of any other individual or group of employees.

2022 Proxy Statement	75

Other Matters

Certain Relationships and Related Transactions

Navient maintains a written policy regarding review and approval of transactions with related parties. Transactions covered by the policy include any transaction involving Navient and an amount in excess of $120,000 in any year in which any director, nominee, executive officer, greater-than-five percent beneficial owner of the Company, or any of their respective immediate family members, has or had a direct or indirect material interest, other than as a director or less-than-ten percent owner of an entity involved in the transaction (a “Related Party Transaction”). Certain loans made in the ordinary course of Navient’s business to executive officers, directors and their family members are considered Related Party Transactions and may be required to be disclosed in the proxy statement but are pre-approved under the policy if they meet specified requirements. As of the date of this proxy statement, no such loans are outstanding.

From the beginning of 2021 until the present, there have been no (and there are no currently proposed) transactions involving an amount in excess of $120,000 in which Navient was (or is to be) a participant and any executive officer, director, five percent beneficial owner of our Common Stock or member of the immediate family of any of the foregoing persons had (or will have) a direct or indirect material interest, except the compensation arrangements described in this proxy statement for our named executive officers and directors and the following transactions: Ms. Kathryn Miceli, sister-in-law of Joe Fisher, the Company’s Chief Financial Officer and Principal Accounting Officer, has been employed at Navient as Director, Private Credit Reporting since February 20, 2010. During 2021, Ms. Miceli received compensation in the amount of $175,775 which consists of base salary, bonus compensation and equity incentive compensation. Ms. Miceli’s compensation is comparable to the compensation paid to other employees in similar positions.

Additionally, on April 14, 2022, Navient entered into a Nomination and Cooperation Agreement with Edward J. Bramson, Sherborne Investment Managers LP and Newbury Investors LLC (collectively, “Sherborne”) whereby, among other things, Navient agreed to nominate Mr. Bramson to the Board for the 2022 Annual Meeting. There have been no transactions between Navient and any of the Sherborne parties. Additional information pertaining to the agreements between Sherborne and Navient can be found on page 23 of this proxy statement.

Other Matters for the 2022 Annual Meeting

As of the date of this proxy statement, there are no matters that the Board of Directors intends to present for a vote at the Annual Meeting other than the business items discussed in this proxy statement. In addition, Navient has not been notified of any other business that is proposed to be presented at the Annual Meeting. If other matters now unknown to the Board of Directors come before the Annual Meeting, the proxy given by a shareholder electronically, telephonically or on a proxy card gives discretionary authority to the persons named by Navient to serve as proxies to vote such shareholder’s shares on any such matters in accordance with their best judgment.

Delinquent Section 16(a) Reports

 A Section 16(a) of the Exchange Act requires our directors and officers and persons who own more than 10% of our Common Stock to file reports of ownership and changes in ownership with the SEC and Nasdaq and to furnish us with copies of the reports. Specific due dates for these reports have been established and we are required to report in this Proxy Statement any failure by directors, officers and greater-than-10% holders to file such reports on a timely basis. Based on our review of such reports and written representations from our directors and officers, we believe that all such filing requirements were met with respect to 2021 with the exception of a late Form 4 filing with respect to a deferred compensation distribution to one of our directors, and a late Form 4 filing for each of Mr. Remondi and Mr. Heleen for shares vested to cover tax liability.

2022 Proxy Statement	76

Shareholder Proposals for the 2022 Annual Meeting

A shareholder who intends to introduce a proposal for consideration at Navient’s 2022 Annual Meeting may seek to have that proposal and a statement in support of the proposal included in the Company’s 2022 proxy statement if the proposal relates to a subject that is permitted under SEC Rule 14a-8. To be considered for inclusion, the proposal and supporting statement must be received by the Company no later than December 22, 2022 and must satisfy the other requirements of Rule 14a-8. The submission of a shareholder proposal does not guarantee that it will be included in Navient’s proxy statement.

Navient’s Bylaws provide that a shareholder may otherwise propose business for consideration or nominate persons for election to the Board of Directors, in compliance with federal proxy rules, applicable state law and other legal requirements and without seeking to have the proposal included in the Company’s proxy statement pursuant to Rule 14a-8. Navient’s Bylaws provide that any such proposals or nominations for the Company’s 2023 Annual Meeting must be received by it on or after February 2, 2023, and on or before March 6, 2023. Any such notice must satisfy the other requirements in Navient’s Bylaws applicable to such proposals and nominations. If a shareholder fails to meet these deadlines or fails to comply with the requirements of SEC Rule 14a-4(c), Navient may exercise discretionary voting authority under proxies it solicits to vote on any such proposal. To comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than the company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 3, 2023.

Proxy Access Procedures

The Company’s Second Amended and Restated Bylaws generally permit a shareholder, or group of up to 20 shareholders, owning at least 3% of our outstanding shares for at least three years to nominate, and include in the Company’s proxy materials, director nominees constituting up to the greater of two or 20% of the Company’s Board, provided that the shareholder(s) and nominee(s) satisfy the requirements in our bylaws. Written notice of proxy access director nominees must be received no later than the close of business on the 120th day, nor earlier than the close of business on the 150th day, prior to the first anniversary of the date our definitive proxy statement was first sent to stockholders in connection with the preceding year’s annual meeting. With respect to the 2023 Annual Meeting, this notice must be received between November 22, 2022 and December 22, 2022, assuming the date of the 2023 Annual Meeting is not changed by more than 30 days before or after the first anniversary of the 2022 Annual Meeting. Any notices should be addressed to Chief Legal Officer and Secretary, Navient Corporation, 123 Justison Street, Wilmington, Delaware 19801.

Solicitation Costs

All expenses in connection with the solicitation of proxies for the Annual Meeting will be paid by Navient. We have engaged MacKenzie to solicit proxies for an estimated fee of $17,500 plus reimbursement for out-of-pocket costs. In addition, officers, directors, certain employees or other agents of Navient may solicit proxies in person, by telephone, telefax, personal calls, or other electronic means. Navient will request banks, brokers, custodians and other nominees in whose names shares are registered to furnish to the beneficial owners of Navient’s Common Stock Notices of Availability of the materials related to the Annual Meeting, and including, if so requested by the beneficial owners, paper copies of our 2021 Annual Report on Form 10-K, this proxy statement and the proxy card and, upon request, the Company will reimburse such registered holders for their out-of-pocket and reasonable expenses in connection therewith.

2022 Proxy Statement	77

Householding

To reduce the expense and reduce environmental effects of printing and delivering duplicate proxy materials to shareholders who may have more than one account holding Navient stock but share the same address, Navient has adopted a procedure approved by the SEC called “householding.” Under this procedure, registered shareholders who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive one copy of the Notice of Internet Availability and, as applicable, any additional proxy materials that are delivered until such time as one or more of these shareholders notifies us that they want to receive separate copies. Shareholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If you are a registered shareholder and would like to have separate copies of the Notice of Internet Availability or proxy materials mailed to you in the future, or you would like to have a single copy of the Notice of Internet Availability or proxy materials mailed to you in the future, you must submit a request in writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or call at 1-800-542-1061. If you are a beneficial shareholder, please contact your bank or broker to opt in or out of householding.

However, please note that if you are a registered shareholder and wish to receive a separate proxy card or vote instruction form or other proxy materials for purposes of this year’s Annual Meeting, you should follow the instructions included in the Notice of Internet Availability that was sent to you and we will deliver promptly upon written or oral request, separate copies of the proxy materials for this year’s Annual Meeting.

2022 Proxy Statement	78

NAVIENT

NAVIENT CORPORATION
ATTN: CORPORATE SECRETARY
123 JUSTISON STREET
WILMINGTON, DE 19801

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/NAVI2022**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D68300-P68954 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

NAVIENT CORPORATION

The Board of Directors recommends you vote FOR the following proposals:

Nominees:

	For	Against	Abstain
1a. Frederick Arnold	☐	☐	☐
1b. Edward J. Bramson	☐	☐	☐
1c. Anna Escobedo Cabral	☐	☐	☐
1d. Larry A. Klane	☐	☐	☐
1e. Michael A. Lawson	☐	☐	☐
1f. Linda A. Mills	☐	☐	☐
1g. John F. Remondi	☐	☐	☐
1h. Jane J. Thompson	☐	☐	☐
1i. Laura S. Unger	☐	☐	☐
1j. David L. Yowan	☐	☐	☐

NOTE: The shares represented by this proxy when properly executed will be voted in the manner directed herein. If any other matters properly come before the meeting, the person named in this proxy will vote in their discretion.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

2022 Proxy Statement	79

PLEASE VOTE, SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION,
▼ DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

D68301-P68954

NAVIENT CORPORATION
Annual Meeting of Shareholders
June 2, 2022 8:00 AM ET

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Mark Heleen and Elizabeth Han, or each of them, each with full power of substitution, as the lawful attorneys and proxies of the undersigned to attend the Annual Meeting of Shareholders of Navient Corporation to be held on June 2, 2022, held virtually at www.virtualshareholdermeeting.com/NAVI2022, and any adjournments or postponements thereof, to vote the number of shares the undersigned would be entitled to vote if personally present, and to vote in their discretion upon any other business that may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED SHAREHOLDER. IF NO CHOICE IS SPECIFIED BY THE SHAREHOLDER, THIS PROXY WILL BE VOTED "FOR" ALL PORTIONS OF PROPOSALS 1, 2 AND 3, AND IN THE PROXY'S DISCRETION ON ANY OTHER MATTERS PROPERLY COMING BEFORE THE MEETING.

THIS CARD WILL ALSO BE USED TO PROVIDE VOTING INSTRUCTIONS TO THE TRUSTEE FOR ANY SHARES HELD FOR THE ACCOUNT OF THE UNDERSIGNED IN THE NAVIENT 401(K) SAVINGS PLAN.

2022 Proxy Statement	80